                                                                    Exhibit 10.1

                              AMENDED AND RESTATED

                            ASSET PURCHASE AGREEMENT

                                      among

                      SOUTHERN PRIDE CATFISH COMPANY, INC.,

                               JOE T. GLOVER, JR.,

                           SOUTHERN PRIDE CATFISH LLC,

                      SOUTHERN PRIDE CATFISH TRUCKING INC.

                                       and

                           AMERICAN SEAFOODS GROUP LLC


                          Dated as of December 16, 2002

                                Table of Contents

                                                                            Page
                                   ARTICLE I

             SALE AND PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES

1.1   Sale and Purchase of Assets.............................................2
1.2   Acquired Assets.........................................................2
1.3   Excluded Assets.........................................................3
1.4   Closing.................................................................3
1.5   Purchase Price; Payment.................................................3
1.6   Allocation of Purchase Price............................................4
1.7   Assumption of Liabilities...............................................4

                                   ARTICLE II

                  WARRANTIES OF THE SELLER AND THE SHAREHOLDER

2.1   Organization; Authority.................................................5
2.2   No Conflicts; Consents and Approvals, etc...............................6
2.3   Subsidiaries............................................................6
2.4   Financial Statements....................................................7
2.5   Absence of Undisclosed Liabilities......................................8
2.6   Conduct of the Business.................................................8
2.7   Taxes...................................................................8
2.8   Compliance With Applicable Law..........................................9
2.9   Contracts...............................................................9
2.10  Acquired Assets........................................................11
2.11  Real Property..........................................................12
2.12  Intellectual Property..................................................13
2.13  Employee Matters.......................................................14
2.14  Environmental Matters..................................................15
2.15  Litigation.............................................................17
2.16  Product Liability......................................................17
2.17  Insurance..............................................................17
2.18  Accounts Receivable....................................................18
2.19  Affiliate Transactions.................................................18
2.20  Brokers and Finders....................................................18
2.21  Books and Records......................................................18
2.22  No Knowledge of False Warranties of Seller.............................18

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                                  ARTICLE III

                 WARRANTIES OF THE BUYER AND THE BUYER'S PARENT

3.1   Organization and Authority.............................................19
3.2   No Conflicts; Consents and Approvals, etc..............................19
3.3   Litigation.............................................................19
3.4   Brokers and Finders....................................................20
3.5   No Knowledge of False Warranties of Buyer..............................20

                                   ARTICLE IV

                                   COVENANTS

4.1   Conduct of Business of the Seller......................................20
4.2   Access to Information, etc.............................................22
4.3   Confidentiality........................................................23
4.4   Reasonable Best Efforts................................................24
4.5   No Solicitation........................................................24
4.6   Public Announcements...................................................25
4.7   Financial Statements...................................................25
4.8   Affiliate Transactions.................................................25
4.9   Consultation...........................................................25
4.10  Key Employees..........................................................26
4.11  Other Employee Matters.................................................27
4.12  Releases of Personal Guarantees........................................29
4.13  Tax Matters............................................................29
4.14  Insurance..............................................................30
4.15  Use of Business Name...................................................31
4.16  Non-Competition........................................................32
4.17  Notice of Proceedings..................................................32
4.18  Further Assurances.....................................................32
4.19  Right to Open Mail, etc................................................32

                                   ARTICLE V

                              CONDITIONS PRECEDENT

5.1   Conditions to Obligations of Each Party................................33
5.2   Conditions to the Obligations of the Buyer, Trucking, and the
        Buyer's Parent.......................................................34
5.3   Conditions to the Obligations of the Seller............................36

                                   ARTICLE VI

                                  TERMINATION

6.1   Termination............................................................36
6.2   Effect of Termination..................................................37

                                  ARTICLE VII

                                INDEMNIFICATION

7.1   Indemnification by the Seller and the Shareholder......................37
7.2   Indemnification by the Buyer, Trucking, and the Buyer's Parent.........39
7.3   Indemnification Procedures for Third Party Claims......................40
7.4   Time in Which to Bring Claims Relating to Warranties...................41
7.5   Exclusive Remedy of Buyer and Trucking.................................41
7.6   Exclusive Remedy of Seller.............................................42
7.7   No Representations.....................................................42
7.8   Order of Payment.......................................................42

                                  ARTICLE VIII

                                 MISCELLANEOUS

8.1   Entire Agreement.......................................................43
8.2   Notices................................................................43
8.3   Expenses...............................................................44
8.4   Governing Law..........................................................45
8.5   Interpretation.........................................................45
8.6   Assignment.............................................................45
8.7   Parties in Interest....................................................45
8.8   Counterparts...........................................................45
8.9   Amendment..............................................................45
8.10  Exclusive Jurisdiction, etc............................................46
8.11  Severability...........................................................46
8.12  Remedies...............................................................46

                                   ARTICLE IX

                                  DEFINITIONS

9.1   Definition of Certain Terms............................................46
9.2   Other..................................................................57

                                   SCHEDULES

Schedule 1.3                   Excluded Assets
Schedule 1.6(a)                Allocation Schedule
Schedule 1.7(b)                Excluded Liabilities
Schedule 2.1(b)                Qualification To Do Business
Schedule 2.2(a)                Seller Conflicts
Schedule 2.2(b)                Seller Consents and Governmental Approvals
Schedule 2.4(a)                Financial Statements
Schedule 2.5                   Undisclosed Liabilities
Schedule 2.7(d)                Election of S Corporation Treatment
Schedule 2.8                   Compliance With Applicable Law
Schedule 2.9                   Contracts
Schedule 2.10                  Liens on Acquired Assets
Schedule 2.11(a)               Real Property
Schedule 2.11(b)               Leasehold Interests
Schedule 2.12(a)               Intellectual Property
Schedule 2.12(b)               Intellectual Property Rights
Schedule 2.12(d)               Trademarks and Trade Names
Schedule 2.13(b)               Seller Plans
Schedule 2.14(a)               Environmental Permits
Schedule 2.14(b)               Environmental Violations
Schedule 2.14(d)               Other Environmental Matters
Schedule 2.15                  Litigation
Schedule 2.16                  Product Liability
Schedule 2.17(a)               Insurance
Schedule 2.19                  Affiliate Transactions
Schedule 3.2                   Buyer Conflicts and Consents
Schedule 4.10(a)               Key Employee Compensation
Schedule 4.11(d)               Accrued Incentive Compensation
Schedule 4.19(b)               Bank Accounts
Schedule 9.1                   Seller Knowledge Group

Exhibit A                      Form of Escrow Agreement
Exhibit B                      June 30 Balance Sheet
Exhibit C                      Form of Assumption Agreement
Exhibit D                      Form of Employment and Non-Competition Agreement
Exhibit E                      Form of Alternative Employment Agreement

                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

     AMENDED AND RESTATED ASSET PURCHASE AGREEMENT, dated as of December 16, 2002 (this "Agreement"), by and among Southern Pride Catfish Company, Inc., an Alabama corporation (the "Seller"), Mr. Joe T. Glover, Jr., an individual, Southern Pride Catfish LLC, a Delaware limited liability company (the "Buyer"), Southern Pride Catfish Trucking Inc., a Delaware corporation ("Trucking"), and American Seafoods Group LLC, a Delaware limited liability company that is the parent of the Buyer and the indirect parent of Trucking (the "Buyer's Parent"). Certain capitalized terms used herein are defined in Section 9.1.

                                    RECITALS

     WHEREAS, the Seller is engaged in the business of catfish harvesting, processing and distribution;

     WHEREAS, Joe T. Glover, Jr. is the sole shareholder of the Seller (the "Shareholder") and owns all of the outstanding common stock of the Seller;

     WHEREAS, the Seller, the Shareholder, the Buyer and the Buyer's Parent have entered into an Asset Purchase Agreement, dated as of November 20, 2002 (the "Existing Asset Purchase Agreement"), providing for, among other things, the purchase and assumption by the Buyer, and the sale, assignment and transfer by the Seller, of substantially all of the assets and properties of the Seller and all of the Seller's liabilities related to the Business (other than the Excluded Liabilities), all for the purchase price and on the terms and conditions set out in the Existing Asset Purchase Agreement; and

     WHEREAS, the Seller, the Shareholder, the Buyer, and the Buyer's Parent have agreed that Trucking will become a party to the Existing Asset Purchase Agreement and will buy the assets described on Schedule 1.6(a) and assume the liabilities related to such assets.

     NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the parties hereto agree that the Existing Asset Purchase Agreement be amended and restated in its entirety as of the date hereof to read as set forth in this Agreement.

                                   ARTICLE I

             SALE AND PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES

          1.1 Sale and Purchase of Assets. Subject to and in accordance with the terms and conditions in this Agreement, at the Closing, the Seller agrees to sell, transfer, convey, assign and deliver to the Buyer and Trucking, and the Buyer and Trucking agree to purchase from the Seller, all of the Seller's right, title and interest in and to all real and personal, tangible and intangible, assets and properties (other than the Excluded Assets) owned by the Seller now or as of the Closing (collectively, the "Acquired Assets"), free and clear of all Liens other than Permitted Liens, in accordance with the allocation on the Allocation Schedule.

          1.2 Acquired Assets. The Acquired Assets shall include, without limitation:

          (a) all of the inventory of the Seller, including raw materials and supplies, work-in-progress and finished goods;

          (b) all of the accounts receivable of the Seller;

          (c) all machinery and equipment, vehicles, software, computers, supplies, desks, chairs, tables, furniture, fixtures and all other personal property of the Seller;

          (d) the Leases of personal property to which the Seller is a party in the operation of the Business;

          (e) all of the Seller's right, title and interest in and to all contracts and agreements to which the Seller is a party and that were entered into in connection with the operation of the Business as well as all of the right, title and interest of Joe T. Glover, Jr. in and to all contracts and agreements to which he is a party and that were entered into in connection with the operation of the Business;

          (f) all of the Seller's Intellectual Property;

          (g) all of the Seller's cash on hand and cash equivalents on hand as of the Closing, including prepayments and deposits;

          (h) all lists of customers served by the Seller, all lists of suppliers, all records of accounts receivable and payable, all personnel records, and all other business records of the Seller related to the operation of the Business and not described in Section 1.3;

          (i) all Real Property and all licenses, permits, approvals and qualifications relating to the Real Property issued to the Seller by any Governmental Authority; and

          (j) all telephone numbers, post office boxes, sales literature and miscellaneous assets of every kind owned by the Seller.

          1.3 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the Acquired Assets shall not include, and the Seller shall not sell, convey, assign, transfer or deliver, any of the following assets and properties of the Seller (the "Excluded Assets"):

          (a) the assets listed on Schedule 1.3; and

          (b) all animal mounts and any other items of personal use, decoration, or the like in the office of Joe T. Glover, Jr. that are (i) not identified as an asset on the Seller's depreciation schedule or Financial Statements and (ii) not material to the operation of the Business.

          1.4 Closing.

          The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, New York, at 10:00 a.m. local time on the fifth business day after all the conditions in ARTICLE V have been satisfied or waived (except to the extent that they relate to documents to be delivered on the Closing Date), or such other time and date as the parties hereto may agree (the "Closing Date"). The Closing shall be effective for all tax, financial accounting, and other purposes as of the close of business on the Closing Date.

          1.5 Purchase Price; Payment.

          (a) On the terms and subject to the conditions set forth in this Agreement, the Buyer and Trucking agree (i) to pay or cause to be paid to the Seller an aggregate amount equal to (x) $40,300,000, reduced by (y) the amount of any cash paid or distributed to the Shareholder from and after June 30, 2002 and prior to the Closing (other than regular wages or salary and reimbursement of legitimate business expenses in the ordinary course of business) in compliance with this Agreement, and increased by (z) the Ordinary Income Adjustment (such aggregate amount, the "Purchase Price"), and (ii) to assume the Assumed Liabilities as provided in Section 1.7.

          (b) At the Closing, the Buyer and Trucking shall deliver to the Seller the Purchase Price by (i) wire transfer of all but $1,000,000 of such amount in immediately available funds to such bank account as the Seller shall specify at least five days prior to the Closing, and (ii) wire transfer of $1,000,000 in immediately available funds to SouthTrust Bank or any other bank that is mutually acceptable, as Escrow Agent (the "Escrow Agent"), to be held by the Escrow Agent on deposit in an escrow account (the "Escrow Account") for the benefit of the Seller and the Buyer, Trucking and any other Buyer Indemnitees (as defined herein) to secure the potential obligations of the Seller and the Shareholder under this Agreement to make indemnification payments to the Buyer, Trucking, or any other Buyer Indemnitees as provided in Section 7.1 and in the Escrow Agreement (the "Escrow Agreement") to be executed at the Closing, substantially in the form attached hereto as Exhibit A.

          1.6 Allocation of Purchase Price.

          (a) The aggregate amount of the Purchase Price plus the Assumed Liabilities shall be allocated among the Acquired Assets in accordance with an allocation schedule (the "Allocation Schedule") to be prepared by the Buyer and Trucking, agreed to by the parties, and attached hereto as
     Schedule 1.6(a). The Allocation Schedule shall reflect the allocation of the Purchase Price, the Acquired Assets, and the Assumed Liabilities (i) between the Buyer and Trucking and (ii) among various categories of assets for income Tax and financial accounting purposes.

          (b) The Seller and each of the Buyer and Trucking agree (i) to reflect the Acquired Assets on their respective books for Tax reporting purposes in accordance with the Allocation Schedule, (ii) to file all Tax Returns and determine all Taxes (including for purposes of section 1060 of the Code) in accordance with and based upon the Allocation Schedule and (iii) not to take any position inconsistent with such Allocation Schedule in any audit or judicial or administrative proceeding or otherwise.

          1.7 Assumption of Liabilities.

          (a) Subject to and in accordance with the terms and conditions in this Agreement, at the Closing, in addition to paying the Purchase Price, the Buyer and Trucking will assume, accept and agree to perform, pay and discharge, in accordance with the respective terms thereof and with the allocation on the Allocation Schedule, all liabilities, obligations and commitments of the Seller (other than the Excluded Liabilities) relating to the Business (collectively, the "Assumed Liabilities"), including (i) the liabilities (to the extent still outstanding) set forth on the Seller's balance sheet as of June 30, 2002 included in the Financial Statements, a copy of which is attached hereto as Exhibit B (the "June 30 Balance Sheet"), and (ii) any liabilities incurred in the ordinary course of business and consistent with the provisions of this Agreement on and after June 30, 2002 and prior to the Closing Date.

          (b) Notwithstanding anything in this Agreement to the contrary, neither the Buyer nor Trucking will assume or have responsibility for the following liabilities, obligations or commitments of the Seller (collectively, the "Excluded Liabilities"): (i) liabilities, obligations or commitments arising under any Contract entered into in violation of the Seller's covenants or warranties under this Agreement; (ii) liabilities, obligations or commitments set forth on Schedule 1.7(b), including the NLRB Claim;
     (iii) liabilities, obligations or commitments that do not relate to the Business; (iv) liabilities, obligations or commitments directly relating to the Excluded Assets; (v) liabilities for any indebtedness for borrowed money in excess of $2,350,000 (plus accrued interest) in the aggregate;
     (vi) liabilities for (A) any Taxes attributable to the Excluded Assets or otherwise not related to the Acquired Assets or the Business, and (B) Taxes of the Seller or attributable to the Business or the Acquired Assets, measured by net or taxable income for any taxable period or any portion thereof ending on or prior to the Closing Date; and (vii) liabilities retained by the Seller pursuant to Section 4.10(a)(i) and (ii) and Section 4.11(b) relating to certain employees.

          (c) At the Closing, each of the Buyer and Trucking shall, and the Buyer's Parent shall cause each of the Buyer and Trucking to, assume and agree to pay, discharge and perform the Assumed Liabilities allocated to it pursuant to the Allocation Schedule, by executing and delivering to the Seller and the Shareholder an assumption agreement (the "Assumption Agreement"), substantially in the form attached hereto as Exhibit C.

                                   ARTICLE II

                  WARRANTIES OF THE SELLER AND THE SHAREHOLDER

          The Seller and the Shareholder, jointly and severally, warrant to the Buyer, Trucking, and the Buyer's Parent that:

          2.1 Organization; Authority.

          (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Alabama and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of the Seller, and by the Shareholder as the sole stockholder of the Seller, and no other further corporate or stockholder proceedings is necessary to authorize, approve or consummate the transactions contemplated by this Agreement. This Agreement constitutes a valid and binding agreement of the Seller, enforceable against it in accordance with its terms, except (x) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (y) for the limitations imposed by general principles of equity.

          (b) Except as set forth on Schedule 2.1(b), the Seller is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary to conduct its business and operations as presently conducted and to own and lease the property and assets it owns or leases, except where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Seller has all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business as now being conducted and as will be conducted on the Closing Date.

          (c) The Shareholder is a U.S. citizen, resident in the State of Alabama, and has full power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement constitutes the legally valid and binding obligation of the Shareholder, enforceable against him in accordance with its terms, except (x) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (y) for the limitations imposed by general principles of equity.

          2.2 No Conflicts; Consents and Approvals, etc.

          (a) The execution and delivery of this Agreement by the Seller and the Shareholder do not, and the consummation of the transactions contemplated hereby by the Seller will not (i) violate or conflict with the articles of incorporation or by-laws of the Seller; (ii) except as set forth on
     Schedule 2.2(a), constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) of, any Applicable Law or any mortgage, agreement, deed of trust, indenture or any other instrument to which the Seller or the Shareholder is a party or by which any of the Seller's assets or properties are bound; or (iii) result in the creation or imposition of any Lien (other than Permitted Liens) on any property or asset of the Seller.

          (b) Except as set forth on Schedule 2.2(b) and for any applicable requirements of the HSR Act, neither the execution and delivery of this Agreement by the Seller and the Shareholder, nor the consummation of the transactions contemplated hereby by the Seller will require any Consent, approval or authorization of, or filing with or notification to, any Person or Governmental Authority.

          2.3 Subsidiaries. The Seller has no Subsidiaries or any other equity interest in any entity.

          2.4 Financial Statements.

          (a) The Buyer, Trucking, and the Buyer's Parent have heretofore been furnished copies of (i) audited financial statements of the Seller as at and for the fiscal year ended December 31, 2001 (the "Audited Financial Statements"), (ii) unaudited financial statements of the Seller as at and for the fiscal years ended December 31, 1999 and 2000 (except that the balance sheet for December 31, 2000 was audited) (the "Annual Unaudited Financial Statements"), (iii) unaudited financial statements of the Seller as at and for the six-month period ended June 30, 2002 (the "Semi-Annual Unaudited Financial Statements"), and (iv) unaudited financial statements of the Seller as at and for the monthly periods ended July 31, 2002, August 31, 2002, September 30, 2002, October 31, 2002, and November 30, 2002 (the
     "Monthly Unaudited Financial Statements" and, together with the Annual Unaudited Financial Statements and the Semi-Annual Unaudited Financial Statements, the "Unaudited Financial Statements"), including in each case statements of income and retained earnings and a statement of cash flows (the Audited Financial Statements, the Annual Unaudited Financial Statements, the Semi-Annual Unaudited Financial Statements, the Monthly Unaudited Financial Statements and, from and after the date of delivery thereof, the Subsequent Monthly Financial Statements, collectively the "Financial Statements"). The Financial Statements (other than Subsequent Monthly Financial Statements) are attached hereto as Schedule 2.4(a).

          (b) The Audited Financial Statements are complete and correct in all material respects and have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise disclosed in the notes to the Audited Financial Statements. The Unaudited Financial Statements have been prepared and, when delivered, the Subsequent Monthly Financial Statements will have been prepared in all material respects on a basis consistent with the Audited Financial Statements, except that the Semi-Annual Unaudited Financial Statements, the Monthly Unaudited Financial Statements and the Subsequent Monthly Financial Statements do not or will not contain footnotes and may be subject to normal audit adjustments and, in the case of the Monthly Unaudited Financial Statements and the Subsequent Monthly Financial Statements, normal annual adjustments. The balance sheets included in the Financial Statements present fairly the financial position of the Seller as at the respective dates thereof, and the statements of income and retained earnings and the statements of cash flows included in the Financial Statements present fairly the results of operations and changes in financial position of the Seller for the respective periods indicated. As at the respective dates of the balance sheets included in the Audited Financial Statements, the Seller does not have any liabilities, whether absolute, contingent or otherwise and whether due or to become due, that have not been reflected or reserved against in such balance sheet or have not been disclosed in the notes thereto included in the Financial Statements that would, under GAAP, be required to be so disclosed. The Unaudited

     Financial Statements reflect all liabilities as part of the balance sheet that are required by GAAP to be so reflected.

          (c) The Buyer's Parent has retained KPMG to audit the Financial Statements for certain fiscal periods of the Seller. The Seller and the Shareholder agree to cooperate with the completion of the audits, including signing representation letters customary in an audit conducted in accordance with GAAP. The Seller and the Shareholder shall have no liability under this Agreement with respect to any matters disclosed in such certified Financial Statements, in the footnotes thereto, in the report thereon or in any management letters associated therewith.

          2.5 Absence of Undisclosed Liabilities. To the best of the Seller's Knowledge, the Seller has no liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, arising out of or relating to the Business, except:

          (a) as set forth on Schedule 2.5;

          (b) as and to the extent disclosed or adequately reserved against on the June 30 Balance Sheet; and

          (c) liabilities and obligations that (i) were incurred after June 30, 2002 in the ordinary course of business consistent with prior practice of the Seller; and (ii) individually or in the aggregate are not material to the Business and have not had or resulted in, and would not reasonably be expected to have or result in, a Material Adverse Effect.

          2.6 Conduct of the Business. Since December 31, 2001, the Seller has carried on the Business in the usual, regular and ordinary course, in substantially the same manner as conducted before the date of this Agreement, and has not taken or omitted to take, as the case may be, any action that, if taken or not taken, as the case may be, between the date of this Agreement and the Closing, would breach any of the covenants set forth in Section 4.1, except
(x) as expressly contemplated or permitted by this Agreement, (y) as consented to by the Buyer, Trucking, or the Buyer's Parent in writing, or (z) immaterial actions or omissions.

          2.7 Taxes.

          (a) All Tax Returns relating to the Seller required to be filed on or before the Closing Date (taking into account applicable extensions) have (or by the Closing Date will have) been duly filed by the Seller.

          (b) All Taxes shown to be due on such Tax Returns relating to the Seller required to be filed on or before the Closing Date (taking into account applicable extensions) have been paid or will be paid prior to the Closing Date, except for Taxes reflected or reserved against on the balance sheets included in the Financial Statements.

          (c) Neither the IRS nor any other taxing authority is now asserting in writing against the Seller any material deficiency or claim for additional Taxes relating to the Seller or any material adjustment of Taxes relating to the Seller.

          (d) The Seller has made valid elections under subchapter S of the Code and the corresponding provision of Alabama law, and such elections have not been revoked or otherwise terminated, by reason of ceasing to qualify as a "small business corporation" or otherwise. Schedule 2.7(d) sets forth (i) the date of incorporation of the Seller and the date from which it has continuously been, and qualified to be, treated as an "S corporation" for federal income Tax purposes, (ii) all state and local jurisdictions in which the Seller files an income or franchise Tax Return and is treated as an "S corporation" for income or franchise Tax purposes and the date from which such treatment has continuously been in effect, and (iii) all state and local jurisdictions in which the Seller files (or has filed) an income or franchise Tax Return and is not (or, with respect to any prior taxable period, was not) treated as an "S corporation" for income or franchise Tax purposes.

          (e) No Acquired Asset is subject to any Lien in respect of Taxes other than inchoate Liens for Taxes not past due.

          2.8 Compliance With Applicable Law. Except as set forth on Schedule 2.8, the Seller holds all licenses, franchises, certificates, Consents, permits, qualifications and authorizations ("Authorizations") from all Governmental Authorities necessary for the conduct of the Business as currently conducted, and each such Authorization is valid and in full force and effect, except where the failure to hold any of the foregoing or for any of the foregoing not to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Seller has not received written notice of any action taken by any Governmental Authority to terminate, revoke or impair any such Authorization, except for any such action that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Seller is not in conflict with, or in default or violation of any Applicable Law applicable to it or by which any of its properties or assets is bound, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          2.9 Contracts.

          (a) Schedule 2.9 sets forth a true and correct list of all material agreements, contracts, commitments, and other instruments and arrangements (whether written or oral) to which the Seller or the Shareholder is a party (in the case of the Shareholder, to the extent that such agreements, contracts, commitments, instruments and arrangements were entered into in connection with the operation of the Business) or by which the Seller, the Business or any of the Acquired Assets are bound or affected as of the date hereof (the "Contracts"), including the following:

               (i) leases, licenses, permits, franchises, insurance policies, Governmental Approvals and other contracts concerning or relating to the Real Property;

               (ii) employment, consulting, agency, collective bargaining or other similar agreements, and other instruments and arrangements relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants;

               (iii) loan agreements, indentures, letters of credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, and other agreements and instruments relating to the borrowing of money or obtaining of or extension of credit;

               (iv) licenses, licensing arrangements and other contracts providing in whole or in part for the use of, or limiting the use of, any Intellectual Property;

               (v)    brokerage or finder's agreements;

               (vi) joint venture, partnership and similar agreements involving a sharing of profits or expenses (including but not limited to joint research and development and joint marketing contracts);

               (vii) stock purchase agreements, asset purchase agreements and other acquisition or divestiture agreements, including but not limited to any agreements relating to the acquisition, sale, lease or disposal of any Acquired Assets (other than sales of inventory in the ordinary course of business) or involving continuing indemnity or other obligations;

               (viii) orders and other contracts for the purchase or sale of materials, supplies, products or services, each of which involves aggregate payments in excess of $20,000;

               (ix) contracts with respect to which the aggregate amount that could reasonably expected to be paid or received thereunder in the future exceeds $20,000 per annum or $200,000 in the aggregate;

               (x) sales agency, manufacturer's representative, marketing or distributorship agreements;

               (xi)   master lease agreements providing for the leasing of both
                      (A) personal property primarily used in, or held for use primarily in connection with, the Business and (B) other personal property;

               (xii) contracts, agreements or commitments with any employee, director, officer, stockholder or Affiliate of the Seller; and

               (xiii) any other contracts, agreements or commitments that are or will be material to the Business.

          (b) All Contracts are in full force and effect and enforceable against each party thereto. The Seller has not (and, to the Knowledge of the Seller, no other party thereto has) breached any provision of, or defaulted, nor has the Seller received any written notice that it is in default under the terms of any Contract, nor has there occurred any event that, with notice or lapse of time, or both, would constitute a default by the Seller under any such Contract. The Buyer, Trucking, and the Buyer's Parent have been given access to a true and complete copy of each Contract. Each of the Contracts is a legally enforceable obligation of the Seller, except (x) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (y) for the limitations imposed by general principles of equity.

          (c) Except as set forth on Schedule 2.2(b), no Consent of any third party is required under any Contract as a result of or in connection with, and the enforceability of any Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          2.10 Acquired Assets. Except as disclosed on Schedule 2.10, the Seller has good title to all the Acquired Assets free and clear of any and all Liens other than Permitted Liens. The Acquired Assets comprise all assets and services required for the continued conduct of the Business as currently conducted. The Acquired Assets constitute all the assets, properties and rights used in or held for use in connection with the Business during the past twelve months (except inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, Contracts fully performed, and properties or assets replaced by equivalent or superior properties or assets or discarded as obsolete or unneeded, in each case in the ordinary course of business, and except for the Excluded Assets). There are no assets or properties used in the operation of the Business and owned by any Person other than the Seller that will not be leased or licensed to the Buyer or Trucking, in accordance with the allocation on the Allocation Schedule, under valid, current leases or license arrangements. The Acquired Assets are in all material respects adequate for the purposes for which such assets are currently used or are held for use, reasonable wear and tear excepted. Except as set forth on Schedule 2.10, to the Knowledge of the Seller, there are no facts or conditions affecting the Acquired Assets that could, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated, reasonable wear and tear excepted. Except as herein provided, the Acquired Assets are being sold AS IS AND WHERE IS.

          2.11 Real Property.

          (a) Schedule 2.11(a) lists all real property owned by the Seller (the "Real Property"). The Real Property constitutes all of the real property used in, held for use in, and necessary to conduct the Business as currently conducted. The Seller has good and marketable fee simple title to each parcel of Real Property, free of all Liens except for Permitted Liens. The Real Property is sufficient and appropriate for the conduct of the Business as currently conducted, reasonable wear and tear excepted. There exist no pending or, to the Seller's Knowledge, threatened condemnation proceedings of or relating to the Real Property or any part thereof. There exist no outstanding options or rights of first refusal to purchase the Real Property or any portion thereof or any rights or interests therein. The use and operation of the Real Property in the conduct of the Business does not violate in any material respect any instrument of record or agreement affecting the Real Property. There is no violation of any covenant, condition, restriction, easement or order of any Governmental Authority having jurisdiction over such property or of any other Person entitled to enforce the same affecting the Real Property or the use or occupancy thereof. No damage or destruction has occurred with respect to any of the Real Property since December 31, 2001 that would, individually or in the aggregate, have a Material Adverse Effect. The Real Property is in material compliance with all applicable building, zoning, subdivision and other land use and similar Applicable Laws affecting the Real Property (collectively, the "Real Property Laws"), and the Seller has not received any notice of violation or claimed violation of any Real Property Law. To the Knowledge of the Seller, there is no pending or anticipated change in any Real Property Law that would reasonably be expected to have or result in a material adverse effect upon the ownership, alteration, use, occupancy or operation of the Real Property or any portion thereof. No current use by the Seller of the Real Property is dependent on a nonconforming use or other Governmental Approval the absence of which would materially limit the use of such properties or assets held for use in connection with, necessary for the conduct of, or otherwise material to, the Business. Except as herein provided, the Real Property is being sold AS IS AND WHERE IS.

          (b) Schedule 2.11(b) contains a complete and correct list of all Leases setting forth the address, landlord and tenant for each Lease. The Seller has delivered to the Buyer and Trucking correct and complete copies of the Leases. Each Lease is legal, valid, binding, enforceable, and in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization and similar Applicable Laws affecting creditors generally and by the availability of equitable remedies. Neither the Seller nor any other party is in default, violation or breach in any respect under any Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach in any respect under any Lease. Each Lease grants the tenant under the Lease the exclusive right to use and occupy the demised premises thereunder. The Seller has good and valid title to the leasehold estate under each Lease, free and clear of all Liens other than Permitted Liens, and enjoys peaceful and undisturbed possession under each Lease.

          2.12 Intellectual Property.

          (a) Schedule 2.12(a) contains a complete and correct list of all Intellectual Property that is related to, used in, held for use in connection with, or necessary for the conduct of, or otherwise material to the Business, other than:

               (i) inventions, trade secrets, processes, formulas, compositions, designs and confidential business and technical information; and

               (ii) other Intellectual Property that is neither registered nor subject to application for registration and is not material to the Business.

          (b) Except as set forth on Schedule 2.12(b), the Seller owns or has the exclusive right to use pursuant to license, sublicense, agreement or permission all of the Intellectual Property that is related to, used in, held for use in connection with, or necessary for the conduct of, or otherwise material to the Business, free from any Liens (other than Permitted Liens) and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever.

          (c) The conduct of the Business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. To the Knowledge of the Seller, none of the Seller's Intellectual Property is being infringed or otherwise used or available for use, by any other Person. No claim or demand of any Person has been made nor is there any proceeding that is pending, or to the Knowledge of the Seller, threatened, nor is there a reasonable basis therefor, which (i) challenges the rights of the Seller in respect of any Intellectual Property or (ii) asserts that the Seller is infringing or otherwise in conflict with, or is required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property. None of the Seller's Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation within the last five years, whether or not resolved in favor of the Seller.

          (d) Immediately after the Closing, the Buyer or Trucking, in accordance with the allocation on the Allocation Schedule, will own all of the Intellectual Property owned by the Seller as of the date hereof, including the mark "Southern Pride Catfish" and the marks listed on
     Schedule 2.12(d), and will have a right to use all other Intellectual Property used by the Seller in connection with the Business, free from any Liens (other than Permitted Liens) and on the same terms and conditions as in effect prior to the Closing. There are, and immediately after the Closing will be, no contractual restriction or limitations pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any Governmental Authority on the right of the Buyer or Trucking to use the name and mark "Southern Pride Catfish" or any of the names and marks listed on Schedule 2.12(d) in the conduct of the Business as presently carried on by the Seller or as such Business may be extended by the Buyer or Trucking.

          2.13 Employee Matters.

          (a) Except as set forth in Section 2.13(b), the Seller has no written agreements with its employees or representatives of its employees, including collective bargaining agreements, employment agreements, deferred or executive compensation plans, or bonus plans. Each of the agreements listed on Schedule 2.13(b) is in full force and effect, and neither the Seller nor any other party thereto is in breach or default under any such agreement, nor has an event occurred or does a condition exist that, with the giving of notice or passage of time, or both, would result in such breach or default. The Seller has not received any petition for, or written notice of any action being taken with respect to, any collective bargaining representation or any unfair labor practice charge, grievance or arbitration or jurisdictional dispute; nor are there any other labor disputes pending with respect to the Seller's employees.

          (b) Each Seller Plan is set forth on Schedule 2.13(b) and a copy of each Seller Plan has been made available to the Buyer, Trucking, and the Buyer's Parent. The Seller has performed the obligations required to be performed by it under, and has complied with the provisions of, all such Seller Plans, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect, and to the Seller's

     Knowledge, all such Seller Plans are in full force and effect and constitute the valid and legally binding obligations of the parties thereto. Each of the Seller Employee Plans has been operated in compliance with applicable provisions of the Code and ERISA, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. No condition exists and no event has occurred with respect to any of the Seller's Multiemployer Plans that presents a material risk of a complete or partial withdrawal under subtitle E of Title IV of ERISA. None of the Seller's Multiemployer Plans is in "reorganization" or "insolvent." The Seller has no liability for any retiree medical benefits or any other post-retirement or post-employment benefit arrangements or obligations for any employee, former employee or other Person, or any beneficiaries thereof, except as otherwise required by Part 6 of Subtitle B of Title I of ERISA and section 4980B of the Code and then only to the extent such Person pays the applicable premiums for such benefit or otherwise pays the full cost of such benefit.

          (c) The Seller has no liabilities for (i) any disability benefits (other than workers compensation) to any employee or former employee of the Seller or (ii) wages, salary, incentive compensation or employee benefits to any employee who is not on active duty due to disability.

          2.14 Environmental Matters.

          (a) All Environmental Permits are identified on Schedule 2.14(a), and the Seller currently holds, and at all times has held, all such Environmental Permits necessary to the Business, and all such Environmental Permits shall be validly transferred to the Buyer or Trucking on the Closing Date. The Seller has not been notified by any relevant Governmental Authority that any Environmental Permit will be modified, suspended, canceled or revoked, or cannot be renewed in the ordinary course of business.

          (b) The Seller and its Affiliates have complied and are in compliance in all material respects with all Environmental Permits and all applicable Environmental Laws pertaining to the Real Property (and the use, ownership or transferability thereof) and the Business. Except as set forth on
     Schedule 2.14(b), no Person has alleged any violation by the Seller or any of its Affiliates of any Environmental Permits or any applicable Environmental Law relating to the conduct of the Business or the use, ownership or transferability of the Real Property.

          (c) Neither the Seller nor any of its Affiliates has caused or taken any action that has resulted or may result in, or has been or is subject to, any liability or obligation relating to (i) the environmental conditions on, under, or about any Real Property, the Acquired Assets or other properties or assets used in, held for use in connection with, necessary for the conduct of, or otherwise material to, the Business, or
     (ii) the past or present use, management, handling, transport, treatment, generation, storage or Release of any Hazardous Substances.

          (d) Except as set forth on Schedule 2.14(d):

               (i) None of current or past operations, or any by-product thereof, and none of the currently or formerly owned property or assets of the Seller used in or held for use in connection with the Business, including the Acquired Assets and the Real Property, is related to or subject to any investigation or evaluation by any Governmental Authority, as to whether any Remedial Action is needed to respond to a Release or threatened Release of any Hazardous Substances.

               (ii) The Seller is not subject to any outstanding order, judgment, injunction, decree or writ from, or contractual or other obligation to or with, any Governmental Authority or other Person in respect of which the Buyer or Trucking may be required to incur any Environmental Liabilities or costs arising from the Release or threatened Release of a Hazardous Substance.

               (iii) None of the Real Property is, and neither the Seller nor any of its Affiliates has transported or arranged for transportation (directly or indirectly) of any Hazardous Substances relating to the Acquired Assets or the Real Property to any location that is, listed or proposed for listing under CERCLA, or on any similar state list, or the subject of federal, state or local enforcement actions or investigations or Remedial Action.

               (iv) No work, repair, construction or capital expenditure is required or planned in respect of the Acquired Assets pursuant to or to comply with any Environmental Law, nor has the Seller or any of its Affiliates received any notice of any such requirement, except for such work, repair, construction or capital expenditure as is not material to the Business and is in the ordinary course of business.

          (e) The Seller has disclosed and made available to the Buyer, Trucking, and the Buyer's Parent all information, including all studies, analyses and test results, in the possession, custody or control of the Seller and its Affiliates (including the Shareholder) relating to (i) the environmental conditions on, under or about the Real Property, and (ii) Hazardous Substances used, managed, handled, transported, treated, generated, stored or Released by any Seller or any other Person at any time on any Real

Property, or otherwise in connection with the use or operation of the properties or assets used in or held for use in connection with the Business.

          2.15 Litigation. Except as set forth on Schedule 2.15, (a) there are no judgments outstanding against the Seller or to or by which the Seller is or may be subject or bound which could reasonably be expected to have a Material Adverse Effect; (b) there is no suit, action or proceeding pending against or, to the Knowledge of the Seller, threatened against the Seller or any of its properties that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (c) there is no suit, claim, action, proceeding or investigation to restrain, prohibit or otherwise challenge the legality or propriety of the transactions contemplated by this Agreement pending, or to the Knowledge of the Seller, threatened against the Seller as of the date of this Agreement which would be reasonably likely to prevent or delay the consummation of the transactions contemplated by this Agreement (collectively, "Material Adverse Litigation").

          2.16 Product Liability. Except as set forth on Schedule 2.16, the Seller has no liability or obligation of any nature (whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due), whether based on strict liability, negligence, breach of warranty (express or implied), breach of contract or otherwise, in respect of any product, component or other item manufactured, sold, designed or produced prior to the Closing by, or service rendered prior to the Closing by or on behalf of, the Seller or any predecessor thereto, that (i) is not fully and adequately covered by policies of insurance or by indemnity, contribution, cost sharing or similar agreements or arrangements by or with other Persons, and (ii) is not otherwise fully and adequately reserved against as reflected in the Financial Statements and (iii) will not otherwise be fully and adequately reserved against as reflected in the Subsequent Monthly Financial Statements.

          2.17 Insurance.

          (a) Schedule 2.17(a) lists all material policies of insurance and surety bonds in force maintained, owned or held by the Seller on the date hereof. All such policies are with financially sound insurers and are in full force and effect and insure against risks and liabilities to an extent and in a manner customary in the catfish processing and distribution business. All premiums due on such policies have been paid, and the Seller has complied in all material respects with the provisions of such policies.

          (b) The product liability insurance policies listed on Schedule 2.17(a) provide product liability coverage for the Seller on an occurrence basis, cover all claims for injuries which may occur on or prior to the Closing Date, and will cover payment of any adverse judgment rendered against the Buyer or Trucking or any costs of defense of the Buyer or Trucking to the extent that the Buyer or Trucking, as the case may be, is named as a defendant in any claim arising out of a product liability occurrence occurring on or prior to the Closing Date.

          2.18 Accounts Receivable. As of the date hereof, the Seller has no accounts receivable of more than $10,000 that are unpaid for more than 70 days after the invoice date. To the Knowledge of the Seller, all accounts receivable of the Seller reflected on the June 30 Balance Sheet (except those collected since June 30, 2002) and any additional accounts receivable reflected on the books of the Seller are collectible and are not subject to offset except to the extent adequately reserved against thereon. All such accounts receivable have been generated in the ordinary course of business and reflect a bona fide obligation for the payment of goods or services provided by the Seller.

          2.19 Affiliate Transactions. Except as set forth on Schedule 2.19, the Seller is not a party to any agreement or arrangement with (a) the Shareholder, his spouse, children or any trust established primarily for the benefit of the foregoing Persons; (b) any of the directors or officers of the Seller or (c) any Affiliate of one or any group of the foregoing Persons.

          2.20 Brokers and Finders. Neither the Seller not any of its officers, directors, employees or Affiliates (including the Shareholder) has employed any investment banker, broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein.

          2.21 Books and Records. The books of account, minute books, stock record books and other records and documents that have been made available to the Buyer, Trucking, and the Buyer's Parent are true, correct and complete copies thereof in all material respects, and all records of the Seller have been maintained in accordance with sound business practices.

          2.22 No Knowledge of False Warranties of Seller. To the Knowledge of the Seller and the Shareholder all of the warranties of the Seller and the Shareholder in this Agreement are true and correct in all material respects as of the Closing Date and there are no material errors in, or material omissions from, the Seller's Disclosure Schedules.

                                  ARTICLE III

                 WARRANTIES OF THE BUYER AND THE BUYER'S PARENT

          The Buyer, Trucking, and the Buyer's Parent, jointly and severally, warrant to the Seller that:

          3.1 Organization and Authority. Each of the Buyer and the Buyer's Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Trucking is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each of the Buyer, Trucking, and the Buyer's Parent have been duly and validly authorized and approved by all requisite corporate action of the Buyer, Trucking, and the Buyer's Parent. This Agreement has been duly executed and delivered by each of the Buyer, Trucking, and the Buyer's Parent and constitutes a valid and binding agreement of the Buyer, Trucking, and the Buyer's Parent, enforceable against the Buyer, Trucking, and the Buyer's Parent in accordance with its terms, except (x) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers and (y) for the limitations imposed by general principles of equity.

          3.2 No Conflicts; Consents and Approvals, etc.

          (a) The execution and delivery of this Agreement by each of the Buyer, Trucking, and the Buyer's Parent do not, and the consummation by each of them of the transactions contemplated hereby, will not (i) violate or conflict with the organization documents of the Buyer, Trucking, or the Buyer's Parent; or (ii) constitute a breach or default (or an event which with notice or lapse of time or both would become a breach or default) of any Applicable Law or any mortgage, agreement, deed of trust, indenture or any other instrument to which the Buyer, Trucking, the Buyer's Parent, or any of their respective Subsidiaries is bound.

          (b) Except as set forth on Schedule 3.2 and for any applicable requirements of the HSR Act, neither the execution and delivery of this Agreement by each of the Buyer, Trucking, and the Buyer's Parent, nor the consummation by them of the transactions contemplated hereby, will require any Consent, approval or authorization of, or filing with or notification to, any Person or Governmental Authority, except such other Consents, approvals, authorizations, filings or notifications as, if not obtained or made, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of the Buyer, Trucking or the Buyer's Parent to consummate the transactions contemplated hereby (a "Buyer Material Adverse Effect").

          3.3 Litigation. There are no judicial or administrative actions, proceedings or investigations pending or, to the Knowledge of the Buyer, Trucking, and the Buyer's Parent, threatened, which (i) individually or in the aggregate, would reasonably be expected to have a Buyer Material Adverse Effect or (ii) question the validity of this Agreement or any action taken or to be taken by the Buyer, Trucking or the Buyer's Parent in connection herewith.

          3.4 Brokers and Finders. None of the Buyer, Trucking, the Buyer's Parent, or any of their respective officers, directors, employees or Affiliates has employed any investment banker, broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein.

          3.5 No Knowledge of False Warranties of Buyer. To the Knowledge of the Buyer, Trucking, and the Buyer's Parent all of the warranties of the Buyer, Trucking, and the Buyer's Parent in this Agreement are true and correct in all material respects as of the Closing Date.

                                   ARTICLE IV

                                    COVENANTS

          4.1 Conduct of Business of the Seller. During the period from the date hereof to the Closing Date, except as (x) contemplated or permitted by this Agreement or (y) otherwise consented to by the Buyer, Trucking or the Buyer's Parent in writing (which consent shall not be unreasonably withheld with respect to capital expenditures designed to expand the Business), the Seller will, and the Shareholder will cause the Seller to:

          (a) conduct the Business in the usual, regular and ordinary course, in substantially the same manner as conducted before the date of this Agreement;

          (b) pay accounts payable in a manner consistent with past practice and pay other obligations when they become due and payable in the ordinary course of business (except for any accounts payable or other obligations disputed in good faith);

          (c) perform in all material respects its obligations under the Contracts;

          (d) maintain its books of account and records in a manner consistent with prior practice;

          (e) comply in all respects with all Applicable Laws;

          (f) not merge or consolidate with (or agree to merge or consolidate with), buy substantially all of the assets of, or otherwise acquire a business, corporation, partnership, association or other business organization or division;

          (g) not incur any indebtedness for borrowed money or agree to cancel debts owing, except in the ordinary course of business consistent with prior practice;

          (h) not incur any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with prior practice;

          (i) not discharge or satisfy any Lien other than those required to be discharged or satisfied, or pay any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the June 30 Balance Sheet and current liabilities incurred after June 30, 2002 in the ordinary course of business consistent with prior practice;

          (j) not sell, transfer, lease to others or otherwise dispose of any of its property or assets (except for inventory sold in the ordinary course of business);

          (k) not assign, mortgage, pledge or otherwise subject to Lien, any property or assets, whether tangible or intangible;

          (l) not forgive, cancel or compromise any material debt or claim, or waive or release any material right;

          (m) not enter into, terminate, modify or breach any Contract, Lease or other agreement or commitment;

          (n) not transfer or grant any rights or licenses under, or enter into any settlement regarding the breach or infringement of, any Intellectual Property, or modify any existing rights with respect thereto;

          (o) not make any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any shareholder, director, officer, employee, salesman, distributor or agent of the Seller;

          (p) not make any cash distributions to (i) the Shareholder, his spouse or widow, children, any trust established primarily for the benefit of any of the foregoing Persons, (ii) any of the officers or directors of the Seller
     (iii) or any Affiliate of any of the foregoing Persons;

          (q) replenish its inventories and supplies in a normal and customary manner consistent with its prior practice and prudent business practices prevailing in the catfish processing and distribution industry, not make any purchase commitment in excess of the normal, ordinary and usual requirements of the Business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, and not make any change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice and prudent business practices prevailing in the industry;

          (r) (i) not purchase or make a commitment to purchase at a premium above the market price (applied consistently to other vendors) any amount of Glover Catfish in excess of an average amount of 350,000 pounds per calendar month; (ii) not increase the purchase price at which Glover Catfish has been purchased prior to the date of this Agreement; and (iii) not purchase any Glover Catfish that does not meet the quality standards that have been consistently applied by the Seller to other vendors prior to the date of this Agreement;

          (s) not make any capital expenditures or capital additions or improvements in excess of an aggregate of $100,000;

          (t) not institute, settle or agree to settle any litigation, action or proceeding before any court or Governmental Authority relating to the Business, the Acquired Assets or the Assumed Liabilities (other than in the ordinary course of business consistent with past practices, but in each case not involving amounts in excess of $100,000);

          (u) not make any material changes in policies or practices relating to selling practices, returns, discounts or other terms of sale or accounting therefor or in policies of employment;

          (v) use best efforts to keep in full force and effect insurance, including product liability insurance, comparable in amount and scope of coverage to insurance now carried in connection with the Business.

          4.2 Access to Information, etc.

          (a) Subject to the provisions of Section 4.3 and the terms and conditions of the Confidentiality Agreement (which shall remain in full force and effect after the date of this Agreement), between the date of this Agreement and the Closing Date, the Seller will (i) give the Buyer, Trucking, the Buyer's Parent and their authorized representatives reasonable access, during regular business hours upon reasonable notice, to all offices and other facilities and books and records of the Seller, (ii) permit the Buyer, Trucking, and the Buyer's Parent to make such reasonable inspections of the offices, facilities, books and records of the Seller as the Buyer, Trucking or the Buyer's Parent may reasonably require and (iii) cause its officers to furnish the Buyer, Trucking, and the Buyer's Parent with such financial and operating data and other information with respect to the Business and properties of the Seller as the Buyer, Trucking or the Buyer's Parent may from time to time reasonably request.

          (b) All access to information pursuant to Section 4.2(a) shall be coordinated through Joe T. Glover, Jr. or one or more representatives that he may from time to time designate. From the date of this Agreement, the Buyer, Trucking, and the Buyer's Parent (and all of their respective agents, employees, directors, officers, Subsidiaries and Affiliates) may contact and communicate with any employees, partners, customers, suppliers, lenders or licensors of the Seller in connection with the transactions contemplated by this Agreement only with the prior written consent of the Seller or the Shareholder, which consent shall not be unreasonably withheld or delayed.

          4.3 Confidentiality.

          (a) All information provided or obtained under Section 4.2(a) shall be held by the Buyer, Trucking, the Buyer's Parent, and their officers, directors, employees, Subsidiaries and Affiliates in accordance with and subject to the terms of the Confidentiality Agreement, and each of the Buyer, Trucking, and the Buyer's Parent hereby agrees that the provisions of the Confidentiality Agreement will apply to any properties, books, records, data, documents and other information relating to the Seller or the Business that is provided to the Buyer, Trucking, the Buyer's Parent, or any of their advisers, officers, directors, employees or Affiliates pursuant to this Agreement.

          (b) Without limiting any obligations set forth in the Confidentiality Agreement, the Buyer, Trucking, and the Buyer's Parent shall not, and shall cause their officers, directors, employees, Subsidiaries and Affiliates not to, disclose to any third party or entity in any manner whatsoever the Confidential Information or any portion thereof (except as may be required by Applicable Law and after compliance with this Section 4.3), without the prior written consent of the Seller. In the event the Buyer, Trucking, the Buyer's Parent, any of their officers, directors, employees, Subsidiaries or Affiliates, or any Person to whom the Buyer, Trucking or the Buyer's Parent disclose the Confidential Information become compelled by Applicable Law to disclose the Confidential Information or any portion thereof, the Buyer, Trucking, and the Buyer's Parent shall use reasonable efforts to provide the Seller with prompt notice before such Confidential Information is disclosed so that the Seller may if it so chooses seek an appropriate protective order, injunctive relief or other appropriate relief. If requested by the Seller, the Buyer, Trucking, and the Buyer's Parent will exercise reasonable efforts to assist the Seller in obtaining a protective order, injunctive relief, or other appropriate relief. If in the absence of such relief, the Buyer, Trucking, the Buyer's Parent, any of their officers, directors, employees, Subsidiaries or Affiliates, or any Person to whom the Buyer, Trucking or the Buyer's Parent disclose the Confidential Information become required to disclose the Confidential Information or any portion thereof by Applicable Law, such Person may disclose the Confidential Information without liability hereunder, provided that such Person discloses only that portion of the Confidential Information that it is advised by outside counsel is required.

          4.4 Reasonable Best Efforts. Each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner practicable, including, but not limited to, the satisfaction of all conditions to the Closing. Without limiting the generality of the foregoing, each of the Seller, the Buyer and Trucking shall make or cause to be made all required filings with or applications to Governmental Authorities which are necessary to consummate the transactions contemplated by this Agreement and will use their reasonable best efforts to obtain all necessary Consents from applicable third parties to the transactions contemplated hereby.

          4.5 No Solicitation.

          (a) During the term of this Agreement, the Seller, any of its Affiliates (including the Shareholder), or any Person acting on their behalf shall not (i) solicit or encourage any inquiries or proposals for, or enter into any discussions with respect to, the acquisition of any properties and assets held for use in connection with, necessary for the conduct of, or otherwise material to, the Business or (ii) furnish or cause to be furnished any non-public information concerning the Business to any Person (other than the Buyer, Trucking, the Buyer's Parent, and their respective Subsidiaries, Affiliates, agents and representatives), other than

               (A)  in the ordinary course of business or

               (B) pursuant to Applicable Law and after prior written notice to the Buyer, Trucking, and the Buyer's Parent.

          (b) During the term of this Agreement, the Seller, the Shareholder, or any Person acting on their behalf shall not sell, transfer or otherwise dispose of, grant any option or proxy to any Person with respect to, create any Lien upon, or transfer any interest in, any of the Seller's properties and assets, other than in the ordinary course of business consistent with prior practice and this Agreement.

          4.6 Public Announcements. So long as this Agreement is in effect, the parties hereto agree that, except as may be otherwise required by Applicable Law, any press release or other public announcement or statement, whether written or oral, with respect to this Agreement or the transactions contemplated hereby shall be subject to mutual agreement and consent prior to the dissemination thereof, provided, however, that nothing in this Section 4.6 shall prevent the Seller from notifying its employees, directors, accountants, attorneys, bankers or consultants of the execution and delivery of this Agreement. Except to the extent required by Applicable Law, the parties hereto shall agree to the timing and the text of the initial press release announcing the execution and delivery of this Agreement; provided, however, that nothing in this Section 4.6 shall prevent the Buyer's Parent from filing with the Securities and Exchange Commission a report on Form 8-K with respect to this Agreement upon its execution and after the Closing.

          4.7 Financial Statements. Until the Closing, on or before the 21st day of each month, the Seller shall deliver to the Buyer, Trucking, and the Buyer's Parent unaudited financial statements of the Seller as at and for the monthly period ending the last day of the preceding month (the "Subsequent Monthly Financial Statements"), which shall include a balance sheet and statement of income. At the time that the Subsequent Monthly Financial Statements are delivered to the Buyer, Trucking, and the Buyer's Parent, the Seller shall by such delivery be deemed to have made to the Buyer, Trucking, and the Buyer's Parent with respect to such Subsequent Monthly Financial Statements the warranties set forth in Section 2.4.

          4.8 Affiliate Transactions.

          (a) Between the date of this Agreement and the Closing Date, without the prior written consent of the Buyer, Trucking or the Buyer's Parent, the Seller shall not enter into any agreements or arrangements, or modify the terms or conditions of any existing agreements or arrangement, with (a) the Shareholder, his spouse or widow, children or any trust established primarily for the benefit of any such Persons; (b) any of the directors or officers of the Seller; or (c) any Affiliate of one or any group of the foregoing Persons; provided, however, that the Seller may agree to pay, after the Closing, severance or change of control bonuses payable out of the proceeds of the Purchase Price to any Key Employees.

          (b) Notwithstanding anything in Section 4.8(a) to the contrary, at or prior to the Closing, the Seller may pay or distribute to Mr. Glover, in addition to any other wages or salary to which Mr. Glover may be entitled in the ordinary course, an amount not to exceed $2,000,000.

          4.9 Consultation. From and after the Closing, the Buyer and Trucking will retain Joe T. Glover, Jr. as president of the Buyer and Trucking, for a period of time and on the terms and subject to the conditions set forth in an employment and non-competition agreement (the "Employment and Non-Competition Agreement") to be entered into by Mr. Glover at the Closing, substantially in the form attached hereto as Exhibit D.

          4.10 Key Employees.

          (a) Effective as of the Closing Date, the Buyer or Trucking shall offer employment to each Key Employee for at least the 18-month period following the Closing Date (the "Retention Period"), at a salary (including incentive compensation and fringe benefits) not less than such Key Employee's salary (including incentive compensation and fringe benefits) for the twelve months ending as of the month most recently ended prior to the date of this Agreement, as set forth on Schedule 4.10(a). Effective as of the Closing Date, the Buyer or Trucking shall assume the liability of the Seller in respect of those Key Employees who accept such offers of employment (the "Transferred Key Employees") for accrued but unpaid salaries, wages, vacation and sick pay and 2002 incentive compensation. Notwithstanding anything in this Agreement to the contrary, the Seller shall remain responsible for payment of (i) any and all severance, change in control or other similar compensation or benefits which are or may become payable in connection with the consummation of the transactions contemplated by this Agreement and (ii) any liabilities to or in respect of Key Employees who do not become Transferred Key Employees accruing after the Closing Date.

          (b) In the event that, during the Retention Period, the Buyer or Trucking terminates the employment of a Transferred Key Employee without cause or a Transferred Employee resigns following (i) a reduction in salary, fringe benefits or incentive compensation or (ii) a requirement that such Transferred Key Employee relocate out of Hale County, Alabama, the Buyer or Trucking, as the case may be, will pay such Transferred Key Employee a severance benefit equal to two times the total wages reflected on the Transferred Key Employee's IRS Forms W-2 for the twelve months immediately preceding the Closing (determined by prorating any amount shown on such forms ratably over the employment period covered by such forms), multiplied by a fraction the numerator of which is 24 minus the number of months the Transferred Key Employee was employed by the Buyer or Trucking, as the case may be, and the denominator of which is 24.

          (c) After the expiration of the Retention Period, any Transferred Key Employee may remain employed by the Buyer or Trucking, as the case may be, if such employment is mutually agreed to by the Transferred Key Employee and the Buyer or Trucking, in which case the Buyer or Trucking, as the case may be, will provide the Transferred Key Employee with severance benefits equivalent to the severance benefits available to other similarly situated employees of the Buyer or Trucking, as the case may be.

          (d) Notwithstanding anything in this Agreement to the contrary, the foregoing paragraphs (a), (b) and (c) shall not apply to any Key Employee who shall have executed at or prior to the Closing an employment agreement (an "Alternative Employment Agreement"), substantially in the form attached hereto as Exhibit E, setting forth different terms and conditions of employment and expressly providing that paragraphs (a), (b) and (c) of this Section shall not apply to such Key Employee. In the event that a Key Employee chooses not to enter into an Alternative Employment Agreement, the Buyer and Trucking agree to offer the Key Employees the opportunity to execute an employment agreement with the Buyer or Trucking, containing provisions inclusive of provisions of the foregoing paragraphs (a), (b) and
     (c) (a "Conforming Employment Agreement").

          4.11 Other Employee Matters.

          (a) The Buyer or Trucking shall offer employment, effective as of the Closing Date and contingent upon the Closing, to those employees of the Seller employed in the operations of the Business who, immediately prior to the Closing Date, are employed by the Seller and on active duty, including those on vacation or short-term sick leave or those who are disabled but receiving wages, salary, or disability benefits from the Seller, and whom the Buyer or Trucking is legally permitted to hire. Those employees (including the Key Employees) who accept such offers of employment effective as of the Closing Date shall be referred to herein as the "Transferred Employees." Effective as of the Closing Date, the Buyer or Trucking shall assume the liability of the Seller in respect of the Transferred Employees for accrued but unpaid salaries, wages, vacation and sick pay and incentive compensation for the fiscal year in which the Closing occurs.

          (b) Notwithstanding anything in this Agreement to the contrary, the Seller shall remain responsible for payment of (i) any and all severance, change in control or other similar compensation or benefits which are or may become payable in connection with the consummation of the transactions contemplated by this Agreement and (ii) any liabilities to or in respect of employees who do not become Transferred Employees after having been offered employment by the Buyer or Trucking in accordance with the terms hereof, accruing after the Closing Date.

          (c) Effective as of the Closing Date and contingent upon the Closing, the Buyer or Trucking may, but shall not be required to, assume sponsorship of the Seller Plans. In the case of those Seller Plans for which the Buyer or Trucking does not so assume sponsorship effective as of the Closing Date, the Transferred Employees shall cease to participate in such Seller Plans and the Buyer or Trucking shall permit such Transferred Employees to participate in or be eligible to participate in employee benefit plans or arrangements that are maintained by the Buyer or Trucking, as the case may be, and that shall be comparable in all material respects to those provided by the Seller as of the date hereof. Transferred Employees shall receive credit for all purposes (including for purposes of eligibility and vesting provisions and provisions relating to waiting periods) under the employee benefit plans and programs of the Buyer or Trucking, as the case may be, for such Transferred Employees' service with the Seller, and shall receive credit for all deductibles and co-payments incurred under the Seller's health or other welfare Plans before the Closing Date. In the event the Buyer or Trucking, as the case may be, sponsors a tax-deferred savings plan (the "Buyer's 401(k) Plan"), (i) all eligible Transferred Employees who were participants in the Seller's tax-deferred savings plan or plans (the "Seller's 401(k) Plan") on the Closing Date shall commence participation in the Buyer's 401(k) Plan as of the Closing Date; and (ii) as soon as practicable following the expiration of a 30-day period following the date of filing of any required notices with the IRS by both the Seller and the Buyer or Trucking, the Seller shall cause the transfer from the Seller's 401(k) Plan to the Buyer's 401(k) Plan of the value of the account balances of the Transferred Employees in cash on the date of transfer. The Seller will give all Transferred Employees who are ineligible to participate in the Buyer's 401(k) Plan the opportunity to participate in the deferred compensation plan of the Buyer's Parent.

          (d) At the Closing, the Buyer or Trucking shall pay to all Transferred Employees their accrued 2002 incentive compensation, to the extent not previously paid by the Seller, in the amounts set forth on Schedule 4.11(d).

          (e) The Buyer, Trucking, and the Seller shall (i) treat the Buyer, Trucking, or any Affiliate of the Buyer or Trucking becoming an employer of Transferred Employees as a "successor employer" and the Seller as a "predecessor," within the meaning of sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Transferred Employees to be employed by the Buyer, Trucking, or an Affiliate of the Buyer or Trucking for purposes of Taxes imposed under the United States Federal Unemployment Tax Act ("FUTA") or the United States Federal Insurance Contributions Act ("FICA"), and (ii) cooperate with each other to avoid the filing of more than one IRS Form W-2 with respect to each Transferred Employee for the calendar year in which the Closing Date occurs. The parties agree to report wages under Section 4 of Rev. Proc. 96-60. The parties shall cooperate to provide one another Forms W-4, A-4, or other withholding forms, wage records, and such other information as any party may reasonably require to meet its filing obligations with respect to wages paid during 2002. The Buyer or Trucking shall make available to the Seller all payroll, tax, or other information acquired by the Buyer or Trucking from the Seller to allow the Seller to meet its filing, payment, and audit requirements in a timely manner. The Buyer and Trucking shall prepare all Forms W-2 and payroll returns for 2002, or any portion thereof, that come due after the Closing, as limited agents for the Seller to the extent such reports reflect activities of the Seller prior to the Closing. All payroll Taxes coming due after the Closing shall be paid by the Buyer or Trucking.

          The parties shall further cooperate in the filing of Forms 940 with respect to FUTA and similar forms with respect to state unemployment compensation. In particular, all such forms that come due after the Closing shall be prepared by the Buyer, but shall be filed in the name of the Buyer, Trucking, or the Seller, as appropriate, such that the Seller shall report wages paid by the Seller prior to the Closing, and the Buyer or Trucking shall report wages paid by the Buyer or Trucking after the Closing. However, should an election be available under Applicable Law to combine such filings, the Buyer may elect to do so. To the extent permissible under Applicable Law, the Buyer and Trucking shall be entitled to a credit for FUTA and state unemployment compensation premiums paid by the Seller. With respect to those returns reflecting wages paid by the Seller, the Buyer is authorized to prepare such returns as limited agent for the Seller.

          To the extent permitted under applicable state unemployment compensation laws, the Buyer is entitled to assume the unemployment compensation contribution rate for the Seller, and the Seller shall cooperate with the Buyer in providing appropriate records and information to the Buyer to facilitate the foregoing.

          The Buyer, Trucking, and the Buyer's Parent shall defend, indemnify, and hold the Seller and the Shareholder harmless from and against any and all claims, interest, or penalties arising out of errors or omissions of the Buyer, Trucking or the Buyer's Parent in preparing Tax returns, Forms W-2, or filing such or related documentation with the IRS or the various departments of revenue of the affected states.

          Trucking hereby appoints the Buyer as its agent with respect to the preparation of payroll Tax returns, filing of Forms W-2, and the preparation of payroll checks, and agrees to file appropriate state and federal forms so notifying the Tax authorities, including IRS Form 2678. With respect to the time period from the Closing Date through December 31, 2002, Trucking authorizes the Buyer, as its limited agent, to file FICA Form 941, Forms W-2, and the like in the name of the Seller.

          4.12 Releases of Personal Guarantees. The Buyer, Trucking, and the Buyer's Parent shall use commercially reasonable efforts to cause the Shareholder to be released from liability under all personal guarantees issued by the Shareholder in connection with the Seller's indebtedness for borrowed money to be assumed by the Buyer or Trucking under this Agreement (it being understood that such efforts shall not include the modification of the terms thereof in a fashion adverse to the Buyer or Trucking).

          4.13 Tax Matters.

          (a) The Buyer or Trucking shall pay or cause to be paid all Taxes relating to the Acquired Assets and the Assumed Liabilities, measured by net or taxable income for any taxable period, or portion thereof, beginning after the Closing Date. The

     Seller shall pay or cause to be paid all Taxes of the Seller or the Business that constitute Excluded Liabilities.

          (b) With respect to any employee of the Business to whom a sufficient amount of wages is paid by the Seller in the 2002 fiscal year of the Seller to claim the maximum per-employee credit under section 1400H of the Code, the Buyer and Trucking will not claim any portion of such credit for the 2002 fiscal year. With respect to any other employee of the Business to whom wages are paid by the Seller during the 2002 fiscal year of the Seller, the Seller may claim the maximum per-employee credit permitted to be claimed by the Seller under section 1400H of the Code with respect to such wages paid by the Seller. If the Buyer or Trucking pays any wages to an employee of the Seller who becomes a Transferred Employee during 2002, and if such employee has been paid less than $10,000 in wages by the Seller in 2002, then the Buyer or Trucking, as the case may be, may claim the credit under section 1400H of the Code on the lesser or (i) the amount of wages paid by the Buyer or Trucking, as the case may be, during the 2002 fiscal year of the Seller or (ii) $10,000 minus the amount of wages paid by the Seller to such employee during the 2002 fiscal year of the Seller.

          (c) The Seller shall pay or cause to be paid out of the proceeds of the transactions contemplated hereby all excise, sales, use, value added, transfer (including real property transfer), transfer gains, gross receipts, stamp, documentary, registration, conveyance, license and other similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties arising out of or in connection with or attributable to the transactions contemplated by this Agreement ("Transfer Taxes"). Notwithstanding the foregoing, the Buyer or Trucking shall pay or cause to be paid (i) all filing and recording Taxes and fees with respect to any deed conveying any Real Estate to the Buyer or Trucking, (ii) any sales or use Taxes with respect to any titled vehicles that are being purchased under this Agreement as part of the Acquired Assets and (iii) any Taxes or fees associated with the Buyer's or Trucking's financing of the purchase of the Acquired Assets under this Agreement. The Seller, the Buyer, and Trucking shall cooperate with each other in minimizing Transfer Taxes, including by providing each other all applicable exemption certificates with respect to such Transfer Taxes available under Applicable Law.

          4.14 Insurance.

          (a) From and after the Closing Date, the Buyer and Trucking shall, at their option, take one of the following actions: (i) continue all "claims made" insurance policies (including products liability insurance) held by the Seller as of the date hereof and naming the Seller and Mr. Joe T. Glover, Jr. as an insured for so long as Mr. Glover is employed by the Buyer or Trucking pursuant to Section 4.9 and for the relevant period of limitations thereafter; (ii) obtain appropriate "claims tail" policies providing continuing coverage for the Seller and Mr. Glover for such period; or (iii) obtain or continue its own policies insuring such risks naming the Seller and Mr. Glover as an additional named insured, covering acts occurring within two years prior to the Closing Date, for a period at least equal to the relevant period of limitations, with coverage limits not lower than the limits and deductibles under the policies insuring such risks that are held by the Seller as of the Closing Date. The Buyer and Trucking shall, at the request of Mr. Glover, from time to time provide certificates issued by the insurer, certifying that insurance policies satisfying these requirements have been obtained or continued by the Buyer and Trucking, and that 30 days' advance written notice to Mr. Glover is required to terminate such insurance policies.

          (b) Notwithstanding the foregoing, the Seller shall, at the sole cost and expense of the Seller, at the Seller's option, either:

               (i) (A) obtain "claims tail" insurance coverage, effective from the Closing Date and for a period of two years thereafter, under the Seller's employment practices liability insurance policy existing on the date hereof, (B) increase the coverage limit under such policy from $3,000,000 to $6,000,000 effective as of the Closing Date, either by procuring an additional policy or by reimbursing the Buyer or Trucking for the cost of additional coverage to its insurance; and (C) add the Buyer and Trucking as additional named insureds under such insurance policy (it being understood that the Seller shall provide to the Buyer a certificate issued by the insurer, certifying that an insurance policy that satisfies these requirements has been obtained by the Seller); or

               (ii) pay the incremental insurance premium resulting from causing the Buyer's existing employment practices liability insurance policy to be endorsed to cover such prior acts occurring within two years prior to the Closing Date as are within the scope of coverage under the Seller's existing employment practices liability insurance policy for acts occurring with respect to the Seller prior to the Closing Date.

          4.15 Use of Business Name.

          (a) After the Closing, the Seller and the Shareholder will not, directly or indirectly, use or do business, or allow any Affiliate to use or do business, or assist any third party in using or doing business, under the name and mark "Southern Pride" or

     "Southern Pride Catfish" (or any other name confusingly similar to such names and marks).

          (b) The Seller shall provide such written consents to the formation of the Buyer and Trucking as may be required for the Buyer and Trucking to be formed under such names and to qualify to do business in the State of Alabama or any other states in which such qualification is necessary. As soon as practicable after the Closing, the Seller shall amend its Articles of Incorporation to change its name to a name not confusingly similar to Southern Pride Catfish. In the event the Closing does not occur or this Agreement is terminated for any reason, the Buyer shall, as soon as practicable after such termination, either change the names of the Buyer and Trucking to names not confusingly similar to the name of the Seller, or shall cause the Buyer and Trucking to be dissolved and liquidated.

          4.16 Non-Competition. The Seller agrees that, for the five-year period following the Closing, neither the Seller nor the Seller's Affiliates, successors or assigns will be in Competition with the Business as now conducted by the Seller.

          4.17 Notice of Proceedings. Each party will promptly notify the other in writing upon (a) becoming aware of any order or decree or any complaint seeking an order or decree (or any threat to seek any of the foregoing) restraining or enjoining the consummation of the transactions contemplated hereby or (b) receiving any notice from any court or Governmental Authority of its intention to (i) commence an investigation into, or commence a suit or proceeding to restrain or enjoin, the consummation of the transactions contemplated hereby or (ii) nullify or render ineffective the transactions contemplated hereby if such transactions are consummated.

          4.18 Further Assurances. Following the Closing, the Seller shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the Buyer, Trucking or the Buyer's Parent, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby.

          4.19 Right to Open Mail, etc.

          (a) Following the Closing, the Buyer and Trucking shall be entitled to receive mail addressed to the Seller at the Seller's post office box or business address, and to open such mail, and to read the contents thereof, and to the extent that checks or other funds are received with respect to accounts receivable or other obligations acquired by the Buyer or Trucking, to endorse and deposit the same in accounts of the Buyer or Trucking, as appropriate. The Seller agrees to issue such powers of attorney or other authorizations as may be useful or necessary to permit the appropriate banks to accept


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

     such endorsements. Any mail that is clearly personal mail of the Shareholder or that clearly relates to the Excluded Assets, Excluded Liabilities, or otherwise clearly does not relate to the Acquired Assets or the Business, shall be immediately provided by the Buyer or Trucking to the Shareholder without opening. If, upon opening any mail, it appears to be personal mail of the Shareholder or mail that relates to the Excluded Assets, Excluded Liabilities, or otherwise does not relate to the Acquired Assets or the Business, the Buyer or Trucking shall provide such mail promptly to the Seller or the Shareholder, as appropriate.

          (b) To facilitate the transition of operations from the Seller to the Buyer and Trucking, the Seller hereby authorizes the Buyer and Trucking to use the checks printed on the Seller's check stock bearing the name of the Seller and in form to be drawn on existing accounts of the Seller until January 31, 2003, provided that the Buyer and Trucking shall proceed with all due diligence to establish their own accounts and acquire their own check stock and to transfer all funds held in the Seller's accounts being hereby sold, to accounts of the Buyer or Trucking, as appropriate. The Buyer and Trucking shall indemnify, defend, and hold the Seller and the Shareholder harmless from any liabilities arising from the Buyer's or Trucking's use of the accounts and check stock of the Seller, which indemnity, defense, and holding harmless shall not be limited as provided in ARTICLE VII. The Seller hereby authorizes the Buyer and Trucking, as its limited agents, to draw checks on the bank accounts listed on Schedule 4.19, to make deposits therein, to endorse checks for deposit therein, and to draw checks for the making of payroll, the payment of payables, and otherwise in pursuit of the Business acquired by the Buyer and Trucking. Promptly upon the obtaining of check stock for the Buyer and Trucking and the establishment of appropriate bank accounts for the Buyer and Trucking, the Buyer and Trucking shall return all unused checks and check stock to the Seller, and the Seller shall be authorized to close the foregoing bank accounts. Those persons presently authorized to draw checks on the bank accounts listed on Schedule 4.19 shall remain authorized to do so after the Closing. However, at the request of the Buyer or Trucking, as appropriate, the Seller shall execute new signature cards changing the persons authorized to sign on such accounts, or otherwise modifying the form of signature to facilitate the transition.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

          5.1 Conditions to Obligations of Each Party. The obligations of the parties to consummate the transactions contemplated hereby shall be subject to the satisfaction on or before the Closing Date of the following conditions:

          (a) All necessary or appropriate Governmental Approvals shall have been obtained and shall be in full force and effect.

          (b) Any applicable waiting period required by the HSR Act, if any, shall have expired or been terminated.

          (c) There shall not have been issued and be in effect any order, injunction, decree or judgment of or in any court or tribunal of competent jurisdiction restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated hereby.

          (d) The Exhibits and the Disclosure Schedules shall have been delivered by the Seller to the Buyer and Trucking or by the Buyer and Trucking to the Seller, as the case may be, in form and substance reasonably satisfactory to the Seller, the Buyer and Trucking.

          (e) The Buyer and the Shareholder shall have entered into commercial arrangements governing the purchase and sale of catfish following the Closing, which arrangement shall be satisfactory to the Buyer and the Shareholder.

          5.2 Conditions to the Obligations of the Buyer, Trucking, and the Buyer's Parent. The obligations of the Buyer, Trucking, and the Buyer's Parent to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver by the Buyer), on or before the Closing Date, of the following additional conditions:

          (a) The warranties of the Seller and the Shareholder contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as if made on and as of the Closing Date (except to the extent such warranties speak as of a certain date, in which case such warranties shall be true and correct as of that date), and at the Closing each of the Seller and the Shareholder shall have delivered to the Buyer and Trucking a certificate to that effect, dated the Closing Date and signed by duly authorized officers of the Seller or by the Shareholder, as the case may be.

          (b) Subject to the provisions of Section 4.2, (i) the Buyer, Trucking, and their accountants, legal counsel and other authorized representatives shall have been given reasonable access during normal business hours to and been permitted to review the properties, books and records of the Seller and such other information as shall have been reasonably requested by and provided to the Buyer or Trucking (including site inspection, financial review, legal review of Contracts and other documentation, environmental audit, review of such employee information as the Buyer or Trucking deems necessary, and satisfactory interviews with any partners, employees, customers, suppliers, lenders and licensors of the Seller), so that the Buyer and Trucking may have the opportunity to make such further due diligence investigation as it shall desire to make of the Seller and the Business, and (ii) the results of such due diligence investigation shall be reasonably satisfactory to the Buyer and Trucking.

          (c) The Buyer and Trucking shall have obtained funds from the bank lending group of the Buyer's Parent, sufficient to enable the Buyer and Trucking to consummate the transactions contemplated by this Agreement on such terms as are reasonably satisfactory to the Buyer and Trucking.

          (d) The Seller shall have executed and delivered to the Buyer and Trucking a Bill of Sale in form and substance reasonably satisfactory to the Buyer and Trucking, and such other deeds, assignments and instruments of transfer and assignment as the Buyer or Trucking may reasonably request, transferring to the Buyer or Trucking the Acquired Assets free and clear of all Liens other than Permitted Liens.

          (e) Each of the covenants and agreements hereunder of the Seller or the Shareholder to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date, and at the Closing each of the Seller and the Shareholder shall have delivered to the Buyer and Trucking a certificate to that effect, dated the Closing Date and signed by duly authorized officers of the Seller or by the Shareholder, as the case may be.

          (f) The Seller shall have obtained and shall have delivered to the Buyer and Trucking copies of all Consents set forth on Schedule 2.2(b).

          (g) No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since June 30, 2002 that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, a Material Adverse Effect.

          (h) There shall be no Material Adverse Litigation.

          (i) The Employment and Non-Competition Agreement has been executed and delivered to the Buyer, Trucking, and the Buyer's Parent by Joe T. Glover, Jr.

          (j) The Buyer and Trucking shall have received affidavits of the Seller, dated the Closing Date and sworn to under penalty of perjury, setting forth the name, address and federal tax identification number of the Seller and stating that the Seller is not a "foreign person" within the meaning of section 1445 of the Code.

          (k) Each of the Key Employees shall have entered into a Conforming Employment Agreement or an Alternative Employment Agreement with the Buyer or Trucking, as contemplated by Section 4.10(d).

          5.3 Conditions to the Obligations of the Seller. The obligations of the Seller and the Shareholder to effect the transactions contemplated hereby shall be subject to the satisfaction (or waiver by the Seller), on or prior to the Closing Date, of the following additional conditions:

          (a) The warranties of the Buyer, Trucking, and the Buyer's Parent contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as if made on and as of the Closing Date (except to the extent such warranties speak as of a certain date, in which case such warranties shall be true and correct as of that date), and at the Closing each of the Buyer, Trucking, and the Buyer's Parent shall have delivered to the Seller a certificate to that effect, dated the Closing Date and signed by duly authorized officers of the Buyer, Trucking, and the Buyer's Parent.

          (b) Each of the covenants and agreements hereunder of the Buyer, Trucking, and the Buyer's Parent to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing, and at the Closing the Buyer, Trucking, and the Buyer's Parent shall have delivered to the Seller a certificate to that effect, dated the Closing Date and signed by duly authorized officers of the Buyer, Trucking, and the Buyer's Parent.

          (c) The Seller and the Shareholder shall have received from the Buyer and Trucking the Assumption Agreement.

          (d) Releases shall have been executed in form and substance reasonably satisfactory to the Shareholder, whereby the Shareholder has been released from any personal guarantees of indebtedness for borrowed money being assumed by the Buyer or Trucking under this Agreement.

                                   ARTICLE VI

                                   TERMINATION

          6.1 Termination. This Agreement may be terminated before the Closing
Date:

          (a) by the written agreement of the Seller, the Buyer and Trucking;

          (b) by either the Buyer, Trucking or the Seller by written notice to the other parties if the transactions contemplated hereby shall not have been consummated pursuant hereto by 5:00 p.m. New York City time on January 15, 2003, unless such date shall be extended by the mutual written consent of the Seller, the Buyer, and Trucking;

          (c) by the Buyer or Trucking by written notice to the Seller if any of the conditions set forth in Section 5.1 or Section 5.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. New York City time on January 15, 2003, unless such failure shall be due to the failure of the Buyer, Trucking or the Buyer's Parent to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it on or prior to the Closing; or

          (d) by the Seller by written notice to the Buyer and Trucking if any of the conditions set forth in Section 5.1 or Section 5.3 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. New York City time on January 15, 2003, unless such failure shall be due to the failure of the Seller or the Shareholder to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it on or prior to the Closing.

          6.2 Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of Section 6.1, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates, provided, however, that the Confidentiality Agreement, this Section 6.2, Section 8.3, the public announcement provisions of Section 4.6, and the confidentiality provisions of
Section 4.3 shall survive such termination and shall remain in full force and effect.

                                  ARTICLE VII

                                 INDEMNIFICATION

          7.1 Indemnification by the Seller and the Shareholder.

          (a) The Seller and the Shareholder, jointly and severally, covenant and agree to defend, indemnify and hold harmless the Buyer, Trucking, the Buyer's Parent, and their respective officers, directors, employees, agents, advisers, representatives, Subsidiaries and Affiliates (collectively, the "Buyer Indemnitees," it being understood that no Buyer Indemnitee who is an officer, director, employee, agent, adviser, representative, Subsidiary or Affiliate of the Buyer, Trucking or the Buyer's Parent prior to the Closing shall lose such Buyer Indemnitee's entitlement to indemnity as a result of loss of status as such after the Closing) from and against, and pay or reimburse the Buyer Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, "Losses," except that the amount of any "Losses" shall be net of (x) any liability insurance proceeds paid to the Indemnified Party (as defined herein) under one or more insurance policies on which the Indemnified Party is an insured, or (y) any liability insurance proceeds under one or more such insurance policies that reduce a third party claim against the Indemnified Party), resulting from or arising out of:

               (i) any inaccuracy of any warranty when made or deemed made by the Seller or the Shareholder under this Agreement or in connection herewith;

               (ii) any failure of the Seller of the Shareholder (A) to perform any covenant or agreement hereunder or (B) other than as described in Section 7.1(a)(i), to fulfill any other obligation in respect hereof;

               (iii) any deductibles under the EPLI Policy; or

               (iv)  the Excluded Liabilities or the Excluded Assets.

          (b) Other than with respect to any Losses (w) resulting from or arising out of an intentionally false warranty of the Seller or the Shareholder, (x) directly relating to any Excluded Liability, (y) arising primarily with respect to any Excluded Assets or (z) resulting from or arising out of liabilities not related to the Business or the Acquired Assets, the obligation of the Seller and the Shareholder to indemnify the Buyer Indemnitees under Section 7.1(a) shall be subject to all of the following limitations (it being understood that the amount of any indemnification made by the Seller or the Shareholder with respect to any such Losses described in clauses (w), (x), (y) or (z) shall not count towards the Claim Limit described in subparagraph (ii) below):

               (i) the Seller and the Shareholder shall not be required to make any indemnification until the aggregate amount of Losses resulting from or arising out of the matters referred to in Section 7.1(a) exceeds $100,000, and then only to the extent such Losses exceed $100,000; and

               (ii) the aggregate amount the Seller and the Shareholder shall be obligated to indemnify and hold harmless all the Buyer Indemnitees shall not exceed $1,000,000 (the "Claim Limit").

          (c) The Seller or the Shareholder shall not be required to make any indemnification under Section 7.1(a) in excess of the Purchase Price in the aggregate.

          7.2 Indemnification by the Buyer, Trucking, and the Buyer's Parent.

          (a) The Buyer, Trucking, and the Buyer's Parent, jointly and severally, covenant and agree to defend, indemnify and hold harmless the Seller, the Shareholder, and any of their respective officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "Seller Indemnitees," it being understood that no Seller Indemnitee who is an officer, director, employee, agent, adviser, representative, Subsidiary or Affiliate of the Seller prior to the Closing shall lose such Seller Indemnitee's entitlement to indemnity as a result of loss of status as such after the Closing) from any and all Losses resulting from or arising out of:

               (i) any inaccuracy of any warranty when made or deemed made by the Buyer, Trucking or the Buyer's Parent under this Agreement or in connection herewith;

               (ii) any failure of the Buyer, Trucking or the Buyer's Parent to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof, other than an Assumed Liability;

               (iii) any Assumed Liabilities; or

               (iv) the operation of the Business by the Buyer or Trucking, or the ownership, operation or use of the Acquired Assets by the Buyer or Trucking following the Closing Date,

     except, in the case of clauses (iii) and (iv), to the extent such Losses constitute Losses for which the Seller or the Shareholder is required (or, in the absence of the limitations set forth in Section 7.1(b) and (c) would be required) to indemnify the Buyer Indemnitees under Section 7.1(a).

          (b) Other than with respect to any Losses (x) resulting from or arising out of an intentionally false warranty of the Buyer, Trucking or the Buyer's Parent, (y) directly relating to any Assumed Liabilities, or
     (z) resulting from or arising out of the operation of the Business or use of the Acquired Assets after the Closing, the obligation of the Buyer, Trucking, and the Buyer's Parent to indemnify the Seller Indemnitees under

     Section 7.2(a) shall be subject to all of the following limitations (it being understood that the amount of any indemnification made by the Buyer, Trucking or the Buyer's Parent with respect to any such Losses described in clauses (x), (y) or (z) shall not count towards the Claim Limit described in subparagraph (ii) below):

               (i) the Buyer, Trucking, and the Buyer's Parent shall not be required to make any indemnification until the aggregate amount of Losses resulting from or arising out of the matters referred to in Section 7.2(b) exceeds $100,000, and then only to the extent such Losses exceed $100,000; and

               (ii) the aggregate amount for which the Buyer, Trucking, and the Buyer's Parent shall be obligated to indemnify and hold harmless all the Seller Indemnitees shall not exceed the Claim Limit.

          7.3 Indemnification Procedures for Third Party Claims.

          (a) If a third party asserts a claim against a party entitled to indemnification with respect to such claim under this Agreement ("Indemnified Party"), the Indemnified Party shall give notice to the party required to provide indemnification ("Indemnifying Party") promptly after the Indemnified Party has actual Knowledge (without any obligation to conduct due inquiry) of the claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the Indemnifying Party's expense) to assume the defense of the claim or litigation resulting from it at the sole cost and expense of the Indemnifying Party. In such a case, the Indemnifying Party may select counsel of its choosing, who shall be lead counsel and shall have control of any litigation, subject to the terms of this Section 7.3; provided, however, that the Indemnified Party may continue to participate, subject to the remaining terms of this Section 7.3, by counsel of the Indemnified Party's choosing, provided that counsel to the Indemnified Party shall be at the sole cost and expense of the Indemnified Party.

          (b) No Indemnifying Party, in defending such a claim or litigation, shall, except with the Indemnified Party's prior written consent (not to be unreasonably withheld), consent to entry of judgment or enter into a settlement that provides for injunctive or other non-monetary relief affecting the Indemnified Party or that does not include as an unconditional term each claimant or plaintiff releasing the Indemnified Party from all liability with respect to the claim or litigation.

          (c) If the Indemnifying Party does not accept the defense of a matter as provided in this Section 7.3, the Indemnified Party may defend against the claim and, with the Indemnifying Party's prior written consent (not to be unreasonably withheld), settle or agree to pay the claim.

          (d) The Parties will cooperate in defending claims or litigation subject to this Section 7.3 and make their records available to the others in connection with the defense.

          (e) If an Indemnified Party recovers an amount under this ARTICLE VII in respect of Losses, the Indemnifying Party or Parties shall be subrogated, to the extent of that recovery, to the Indemnified Party's rights against third parties (except an insurer providing insurance coverage under one of its policies) with respect to those Losses.

          (f) If an Indemnified Party is insured with respect to a Loss, and if the insurer provides counsel with respect to a claim arising out of the Loss, such counsel shall have control of the defense of such claim in preference to counsel for the Indemnifying Party, provided that the insurer acknowledges that the insurer has no subrogation or similar claim against the Indemnifying Party. Notwithstanding the foregoing, if the amount of such Loss could reasonably be expected to exceed the amount of available insurance coverage, counsel for the Indemnifying Party shall be permitted to fully participate in the defense of the claim, and such counsel and counsel selected by the insurer shall fully cooperate and coordinate their efforts in defending such claim.

          7.4 Time in Which to Bring Claims Relating to Warranties. The warranties in ARTICLE II and ARTICLE III are made only as of the date of this Agreement and as of the Closing Date (or, in some cases, as of another date specified in the warranty). No claim, arbitration, lawsuit, action or proceeding for indemnification under Section 7.1(a)(i) or Section 7.2(a)(i) can be brought in respect of those warranties after 12:01 a.m., New York time, immediately following the 18-month anniversary of the Closing Date, unless written notice of the claim, given in accordance with this Agreement, was provided to the pertinent party prior to such date, such notice to describe the subject matter of the claim in reasonable detail.

          7.5 Exclusive Remedy of Buyer and Trucking. Following the Closing, the indemnification rights set forth in Section 7.1 shall be the exclusive remedy of the Buyer, Trucking, the Buyer's Parent or any other Person claiming in their name or right for any breach of this Agreement or any instrument delivered pursuant to this Agreement by the Seller, the Shareholder, or any of their respective officers, directors, employees, agents, advisers, representatives, Subsidiaries or Affiliates (other than the Employment and Non-Competition Agreement, the Employment Agreements, and the Assumption Agreement), for any cause of action arising with respect to this Agreement or any instrument delivered pursuant to this Agreement by the Seller, the Shareholder, or any of their respective officers, directors, employees, agents, advisers, representatives,

Subsidiaries or Affiliates (other than the Employment and Non-Competition Agreement, the Employment Agreements, and the Assumption Agreement). By way of example and not by way of limitation, the Buyer, Trucking, the Buyer's Parent, and their respective officers, directors, employees, agents, advisers, representatives, Subsidiaries and Affiliates shall have no recourse or claim, other than a contractual indemnity claim, if any, under Section 7.1, against the Seller, the Shareholder or their respective officers, directors, employees, agents, advisers, representatives, Subsidiaries and Affiliates for fraud, misrepresentation, bad faith, outrage, breach of fiduciary duty, or failure to negotiate in good faith.

          7.6 Exclusive Remedy of Seller. Following the Closing, the indemnification rights set forth in Section 7.2 shall be the exclusive remedy of the Seller, the Shareholder or any other person claiming in their name or right for any breach of this Agreement or any instrument delivered pursuant to this Agreement by the Buyer, Trucking, the Buyer's Parent, or any of their respective officers, directors, employees, agents, advisers, representatives, Subsidiaries or Affiliates (other than the Employment and Non-Competition Agreement, the Employment Agreements, and the Assumption Agreement) for any cause of action arising with respect to this Agreement or any instrument delivered pursuant to this Agreement by the Buyer, Trucking, the Buyer's Parent, or any of their respective officers, directors, employees, agents, advisers, representatives, Subsidiaries or Affiliates (other than the Employment and Non-Competition Agreement, the Employment Agreements, and the Assumption Agreement). By way of example and not by way of limitation, the Seller, the Shareholder, and their respective officers, directors, employees, agents, advisers, representatives, Subsidiaries and Affiliates shall have no recourse or claim, other than a contractual indemnity claim, if any, under Section 7.2, against the Buyer, Trucking, the Buyer's Parent or their respective officers, directors, employees, agents, advisers, representatives, Subsidiaries and Affiliates for fraud, misrepresentation, bad faith, outrage, breach of fiduciary duty, or failure to negotiate in good faith.

          7.7 No Representations. All warranties made by the parties hereto or their respective officers, directors, employees, agents, advisers, representatives, Subsidiaries and Affiliates in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed warranties and not representations. Any breach of any such warranty shall sound in contract, not tort, and shall be compensable exclusively under Sections 7.1 or 7.2 hereof. All recitals to this Agreement or any instrument delivered pursuant to this Agreement shall be deemed neither representations nor warranties. The parties to this Agreement acknowledge that it is their intention that no statement contained in this Agreement or in any instrument delivered pursuant to this Agreement be deemed a representation.

          7.8 Order of Payment. Any indemnification claims under Section 7.1 shall be paid first out of the funds held in the Escrow Account established pursuant to

Section 1.5(b). In the event such funds are exhausted, any remaining claims or unpaid claim balances shall be paid by the Seller, to the extent the assets of the Seller are sufficient to pay such claims. In the event the assets of the Seller are insufficient or unavailable, the Shareholder shall be liable for any remaining claims or unpaid claim balances, provided, however, that nothing in this Section 7.8 shall constitute an expansion of, or a waiver or release of, any limitation on liability set forth in this ARTICLE VII.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          8.1 Entire Agreement. Other than the Confidentiality Agreement, the Escrow Agreement, the Assumption Agreement, the Employment and Non-Competition Agreement, the Alternative Employment Agreements (collectively, the "Collateral Agreements") and the Schedules and Exhibits hereto, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. No representations or warranties not expressly made in this Agreement or any of the Collateral Agreements were relied on by any Person in entering into this Agreement.

          8.2 Notices.

          (a) All notices, requests, demands and other communications hereunder shall be in writing (including, but not limited to, facsimile/telecopied communications) and shall be given by (i) personal delivery, (ii) registered or certified mail in the United States, return receipt requested, with first class postage prepaid, (iii) delivery overnight by a reputable overnight air courier (such as Federal Express, UPS, DHL or United States Postal Service next day delivery), or (iv) by facsimile with a copy mailed on the same day in the manner provided in clause (ii) or
     (iii) above, addressed as follows:

                  (i)      If to the Seller or to the Shareholder, to either at:

                           c/o Southern Pride Catfish Company, Inc.
                           P.O. Box 436
                           19518 Highway 69N
                           Greensboro, Alabama 36744
                           Attention:  Mr. Joe T. Glover, Jr.
                           Facsimile:  (334) 624-5770
                  with a copy (which shall not by itself constitute notice) to:

                           Tanner & Guin, LLC
                           P.O. Box 3206
                           2711 University Blvd. (35401)
                           Tuscaloosa, Alabama 35403
                           Attention:  Jay F. Guin, Esq. and Bert M. Guy, Esq.
                           Facsimile:  (205) 633-0290

                  (ii) If to the Buyer, Trucking or to the Buyer's Parent, to either at:

                           c/o American Seafoods Group LLC
                           Marketplace Tower
                           2025 First Avenue, Suite 1200
                           Seattle, Washington 98121
                           Attention:  Mr. Jeffrey Davis
                           Facsimile:  (206) 374-1516

                  with a copy (which shall not by itself constitute notice) to:

                           Debevoise & Plimpton
                           919 Third Avenue
                           New York, New York 10022
                           Attention:  Jeffrey J. Rosen, Esq.
                           Facsimile:  (212) 909-6836

or, in each case, to such other address as may be specified in writing to the other parties in accordance with this Section 8.2.

          (b) Such notices, requests, demands and other communications shall be deemed to have been received: (i) if personally delivered, when delivered,
     (ii) if sent by registered or certified mail in the United States, return receipt requested, with first class postage prepaid, upon receipt; (iii) if sent overnight with a reputable overnight air courier (such as Federal Express, UPS, DHL or United States Postal Service next day delivery), one business day after sending; or (iv) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (ii) or (iii) above, when transmitted and a transmission receipt is obtained.

          8.3 Expenses. Except as otherwise provided for in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the transactions contemplated herein shall be consummated.

          8.4 Governing Law. This Agreement shall be governed in all respects (including as to validity, interpretation and effect) by the internal laws of the State of Alabama, without giving effect to its conflict of laws rules to the extent that these are not mandatorily applicable by statute and would require or permit the application of another jurisdiction's laws.

          8.5 Interpretation. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof. Any reference to a party's "best efforts", "reasonable efforts" or "commercially reasonable efforts" shall not include any obligation of such party to pay or guarantee the payment of any fee or other consideration, other than normal out-of-pocket expenses, to any third party, or to agree to the imposition on such party or its Affiliates of any conditions reasonably considered by such party to be materially burdensome to such party or its Affiliates.

          8.6 Assignment. No party hereto can assign this Agreement without the other parties' prior written consent. Notwithstanding the foregoing, the Buyer and Trucking may assign this Agreement without the consent of the Seller or the Shareholder to (a) their respective wholly-owned Subsidiaries or a wholly-owned Subsidiary of the Buyer's Parent or (b) to the lenders providing financing for the transactions contemplated hereby; provided, however, that no such assignment shall relieve the Buyer, Trucking, and the Buyer's Parent of their obligation to pay the Purchase Price or of their indemnity obligations under ARTICLE VII.

          8.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party signatory hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, Section 7.1 and Section 7.2 grant certain indemnity rights to certain officers, directors, employees, agents, advisers, representatives and Affiliates, which rights are intended to be enforceable by such Persons.

          8.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together constitute one instrument.

          8.9 Amendment. No provision of this Agreement may be amended or modified except by an instrument in writing signed by all the parties hereto. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

          8.10 Exclusive Jurisdiction, etc. Each party irrevocably submits to the exclusive jurisdiction of any court in the State of Alabama or any courts of the United States of America located in the State of Alabama, and each party hereby agrees that all suits, actions and proceedings brought by such party hereunder shall be brought in any such court. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party or the other party. In any such suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail accompanied by first class prepaid ordinary postage, addressed to such party at its address specified in Section 8.2(a). Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

          8.11 Severability. If a provision of this Agreement is invalid, inoperative or unenforceable for any reason, it shall not be invalid, inoperative or unenforceable in any other case or circumstance, and no other provision in this Agreement will be invalid, inoperative, or unenforceable as a result to any extent, so long as this Agreement, taken as a whole, still expresses the parties' material intent.

          8.12 Remedies. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not to be performed in accordance with their specific terms. Accordingly, the parties agree that money damages are not a sufficient remedy for any breach of the provisions of this Agreement and that the non-breaching party shall be entitled to specific performance of the terms hereof as a remedy for any such breach. Such remedy shall not be the exclusive remedy for the breach of the provisions of this Agreement, but shall be in addition to all other rights and remedies available at law or in equity. In the event that the non-breaching party enforces its rights hereunder, the breaching party shall reimburse the other party for all costs and expenses, including reasonable attorney's fees, incurred by the non-breaching party.

                                   ARTICLE IX

                                   DEFINITIONS

          9.1 Definition of Certain Terms. The terms defined in this Section 9.1, when capitalized in this Agreement (including in the Exhibits and Schedules hereto), shall have the respective meanings indicated below:

Acquired Assets                    as defined in Section 1.1.

Affiliate                          of a Person means a Person that (directly or
                                   indirectly through one or more
                                   intermediaries) controls, is controlled by, or is under common control with, the first
                                   Person, including a Subsidiary of the first
                                   Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary. "Control" means possessing, directly or indirectly, the power to direct or cause the direction of a Person's management policies, through owning voting securities, by contract or credit arrangement, as trustee or executor, or otherwise (and "controlled by" and "under common control with" have corresponding meanings).

Agreement                          this Asset Sale and Purchase Agreement,
                                   including its Schedules and Exhibits (which by this reference are incorporated into and made a part of this Agreement), as amended from time to time.

Allocation Schedule                as defined in Section 1.6.

Alternative Employment             as defined in Section 4.10(d).
Agreement

Annual Unaudited                   as defined in Section 2.4(a).
Financial Statements

Applicable Law                     (i)      constitutions, treaties, statutes,
                                            laws (including the common law),
                                            regulations, rules, ordinances or
                                            orders of a Governmental Authority
                                            having jurisdiction over the
                                            relevant Person;

                                   (ii)     Governmental Approvals; and

                                   (iii)    orders, decisions, injunctions,
                                            judgments, awards, requirements and
                                            decrees of, or agreements with, a
                                            Governmental Authority having
                                            jurisdiction over that Person.

Assumed Liabilities                as defined in Section 1.7(a).

Assumption Agreement               as defined in Section 1.7(b).

Audited Financial Statements       as defined in Section 2.4(a).

Authorizations                     as defined in Section 2.8.

Business the business acquired or to be acquired by the Buyer and Trucking pursuant to this Agreement, consisting of the Acquired Assets and the Assumed Liabilities, but not including the Excluded Assets and the Excluded Liabilities, and relating generally to the harvesting, processing and distribution of catfish.

Buyer as defined in the first paragraph of this Agreement.

Buyer Indemnitees                  as defined in Section 7.1(a).

Buyer Material Adverse Effect      as defined in Section 3.2(b).

Buyer's Parent                     as defined in the first paragraph of this
                                   Agreement

Buyer's 401(k) Plan                as defined in Section 4.11(c).

CERCLA the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. (S)9601 et seq.

Claim Limit                        as defined in Section 7.1(b).

Closing                            as defined in Section 1.4.

Closing Date                       as defined in Section 1.4.

Code                               the Internal Revenue Code of 1986, as
                                   amended.

Collateral Agreements              as defined in Section 8.1.

Competition                        directly or indirectly owning, managing,
                                   operating, joining or controlling, or
                                   participating (other than by owning less than five percent (5%) of a class of securities publicly traded and registered under Section
                                   12 of the Securities Exchange Act of 1934) in the ownership, management, operation or control of, any business entity engaging in the business of catfish harvesting (in the geographic area where the Buyer offers such service after the Closing Date), catfish processing, or catfish distribution anywhere in the United States or Canada; provided, however, that "Competition" does not include catfish farming or the manufacture or sale of catfish feed or supplies, or the harvesting of catfish outside the geographic area where the Buyer offers such service after the Closing Date.

Confidential Information           any business, financial, or technical
                                   information, whether or not stored in any medium, relating to the Business (and the businesses of the Seller's suppliers and customers), including but not limited to, equipment used, business operations and strategies, trade secrets, financial condition or history, plans for future product offerings, business methods, fish processing and packaging methods, recipes, product design and development plans, projections, marketing plans, pricing information, information relating to existing, previous, and potential suppliers, customers and contracts, inventions, applications, methodologies, and other know-how. "Confidential Information" includes original information supplied by the Seller as well as all copies and any reports, analysis, products, and other materials derived from or containing such original information. "Confidential Information" does not include: (i) information that was known by the Buyer, Trucking, the Buyer's Parent, or any of their Subsidiaries or Affiliates or that was in their possession prior to disclosure by the Seller, (ii) information that is, was or becomes in the public domain without disclosure by the Buyer or Trucking in violation of this Agreement, and (iii) information that was independently acquired or developed by the Buyer, Trucking, the Buyer's Parent, or any of their Subsidiaries or Affiliates without violating this
                                   Agreement, or that is obtained from a third party who, to the Knowledge of the Buyer and Trucking, has acquired or developed such information without violating any confidentiality agreement with the Seller.

Confidentiality Agreement          the Confidentiality Agreement, dated as of
                                   February 22, 2002, by and between the Seller and the Buyer.

Conforming Employment Agreement    as defined in Section 4.10(d).

Consent any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, declaration or filing with, or report or notice to, any Person (including but not limited to any Governmental Authority).

Contracts                          as defined in Section 2.9(a).

Disclosure Schedules               the disclosure schedules attached to this
                                   Agreement at the time of its signing, as from time to time amended or supplemented, or to be delivered by the Seller and the Shareholder to the Buyer and Trucking at the Closing under this Agreement.

Employment and Non-Competition     as defined in Section 4.9.
Agreement

Environmental Laws                 all Applicable Laws relating to the
                                   protection of the environment, to human
                                   health and safety, or to any emission,
                                   discharge, generation, processing, storage, holding, abatement, existence, Release, threatened Release or transportation of any Hazardous Substances, including (i) CERCLA, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act,
                                   (ii) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous
                                   Substances, and (iii) all other requirements pertaining to the protection of the health and safety of employees or the public.

Environmental Liabilities          all liabilities, obligations and commitments,
                                   whether direct or indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws (including all liabilities, obligations and commitments related to Remedial Actions) based on, arising out of or otherwise in respect of:
                                   (i) the ownership or operation of the
                                   Business and the Acquired Assets, in each case, prior to the Closing; (ii) the environmental conditions existing on the
                                   Closing Date on, under, above, or about any Real Property; and (iii) actions necessary to cause any Real Property or any aspect of the Business to be in compliance with any and all requirements of Environmental Laws including all Environmental Permits issued under or pursuant to such Environmental Laws and reasonably necessary to the operation of the Business.

Environmental Permits              any federal, state and local permit, license,
                                   registration, consent, order, administrative consent order, certificate, approval or other authorization with respect to the Seller necessary for the conduct of the Business as currently conducted or previously conducted under any Environmental Law.

EPLI Policy                        the existing employment practices liability
                                   insurance policy of the Buyer's Parent,
                                   effective from April 4, 2002 through April 4,
                                   2003.

ERISA the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations of the Department of Labor and the IRS promulgated under it.

ERISA Affiliate                    any Person and/or such Person's Subsidiary or
                                   any trade or business (whether or not
                                   incorporated) which is under common control with such entity or such entity's
                                   Subsidiaries or which is treated as a single employer with such Person or any Subsidiary of such Person under section 414(b), (c), (m) or (o) of the Code or section 4001(b)(f) of ERISA.

Escrow Account                     as defined in Section 1.5(b).

Escrow Agent                       as defined in Section 1.5(b).

Escrow Agreement                   as defined in Section 1.5(b).

Excluded Assets                    as defined in Section 1.3.

Excluded Liabilities               as defined in Section 1.7(b).

Exhibits the exhibits referenced in this Agreement, to be delivered at the Closing by the Seller and the Shareholder to the Buyer and Trucking, or by the Buyer and Trucking to the Seller and the Shareholder, as the case may be.

FICA                               as defined in Section 4.11(e).

Financial Statements               as defined in Section 2.4(a).

FUTA                               as defined in Section 4.11(e).

GAAP                               as defined in Section 1.6(a).

Glover Catfish                     any catfish produced on a farm or farms owned
                                   by:

                                   (i)   Mr. Joe T. Glover, Jr.;

                                   (ii)  a legal entity the majority ownership
                                         of which is held by him, his spouse or
                                         widow, or one or more of his lineal
                                         descendants; or

                                   (iii) one or more trusts established
                                         primarily for the benefit of any of the
                                         Persons described in clauses (i) or
                                         (ii) above.

Governmental Approval              a Consent of, with or to a Governmental
                                   Authority (including the expiration of a waiting or other time period required to pass before governmental consent or acquiescence may be assumed or relied on).

Governmental Authority             (i)   a nation or government;

                                   (ii)  a state or other political subdivision
                                         of a nation or government;

                                   (iii) an entity exercising legislative,
                                         executive, judicial, regulatory or
                                         administrative functions of or relating
                                         to government (including a government
                                         authority, agency, department, board,
                                         commission or instrumentality of the
                                         United States or a State of the United
                                         States);

                                   (iv)  a tribunal or arbitrators of competent
                                         jurisdiction; or

                                   (v)   a self-regulatory organization.

Hazardous Substance                any substance that: (i) is or contains
                                   asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials, (ii) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder, or (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or Environmental Law.

HSR Act                            the Hart-Scott-Rodino Antitrust Improvements
                                   Act of 1976, as amended.

Indemnified Party                  as defined in Section 7.4(a).

Indemnifying Party                 as defined in Section 7.4(a).

Intellectual Property              any and all (a) patents (including design
                                   patents, industrial designs and utility
                                   models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (b) trademarks, trade names, service marks, trade dress, logos, business and product names, slogans, domain names, and registrations and applications for registration thereof; (c) copyrights
                                   (including software) and registrations
                                   thereof; (d) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) intellectual property rights similar to any of the foregoing; (g) copies and tangible embodiments thereof (in whatever form or medium, including electronic media).

IRS                                the Internal Revenue Service.

June 30 Balance Sheet              as defined in Section 1.7(a).

Key Employees                      Randy Rhodes, Bobby Collins, Donnie
                                   Wedgeworth, Garry Smith, and Grant
                                   Lovinggood.

Knowledge                          the actual knowledge of the executive
                                   officers of a corporation or other business entity or, when referring to an individual, of such individual; provided, however, that in the case of the Seller, "Knowledge" shall mean the actual knowledge of the individuals set forth on Schedule 9.1.

Lien any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge, or other restriction on transfer or assignment (it being understood that all references to a "Lien" (other than in the definition of "Permitted Lien") exclude Permitted Liens, unless specifically stated otherwise).

Leases the real property leases, subleases, licenses and occupancy agreements pursuant to which the Seller or any Subsidiary is the lessee, sublessee, licensee or occupant.

Losses                             as defined in Section 7.1.

Material Adverse Effect            any event, occurrence, fact, condition,
                                   change or effect that is materially adverse to the Business or to the operations, results of operations, prospects, condition
                                   (financial or otherwise), properties
                                   (including intangible properties), assets
                                   (including intangible assets) or liabilities of the Seller or the ability of the Seller to consummate the transactions contemplated by this Agreement.

Material Adverse Litigation        as defined in Section 2.15.

Monthly Unaudited                  as defined in Section 2.4(a).
Financial Statements

Multiemployer Plan                 any multiemployer plan, as defined in
                                   sections 3(37) and 4001(a)(3) of ERISA.

NLRB Claim                         that certain action presently pending in the
                                   United States Eleventh Circuit Court of
                                   Appeals, styled National Labor Relations
                                   Board v. Southern Pride Catfish Company,
                                   Inc., Case No. 00-15284-J, alleging unfair labor practices against the Seller.

Ordinary Income                    an amount equal to the quotient of (x) the
Adjustment                         incremental state and federal income Taxes
                                   payable by the Shareholder as a result of the characterization of any portion of the Purchase Price as ordinary income as opposed to capital gain (by virtue of depreciation recapture, the allocation of a portion of the Purchase Price to inventory in excess of the Seller's Tax basis in such inventory or the allocation of a portion of the Purchase Price to fees) divided by (y) 0.76.

Permitted Liens                    (i) Liens reserved against in the Financial
                                   Statements, to the extent so reserved, (ii)
                                   Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Seller in accordance with GAAP, (iii) Liens that, individually and in the aggregate, do not and would not materially detract from the value of any of the property or assets of the Business or materially interfere with the use thereof as currently used or reasonably contemplated to be used, (iv) Liens shown on a title commitment, opinion or survey with respect to Real Property received by the Buyer or Trucking at or prior to the Closing, or (v)
                                   Liens incurred in the ordinary course of business (including landlord liens, inchoate liens for unpaid sales taxes and purchase money liens).

Person a natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

Purchase Price                     as defined in Section 1.5(a).

Real Property                      as defined in Section 2.11(a).

Real Property Law                  as defined in Section 2.11(a).

Release any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

Remedial Action                    all actions required to (i) clean up, remove,
                                   treat or in any other way remediate any
                                   Hazardous Substances; (ii) prevent the
                                   release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (iii) perform studies, investigations and care related to any such Hazardous Substances.

Retention Period                   as defined in Section 4.10(a).

Seller as defined in the first paragraph of this Agreement.

Seller Employee Plan               any employee benefit plan, as defined in
                                   section 3(3) or ERISA, that is sponsored or contributed to by the Seller or any of its ERISA Affiliates covering any employees or former employees, directors or former directors of the Seller and the beneficiaries of any of them.

Seller Indemnitees                 as defined in Section 7.2(a).

Seller Plan                        any Seller Employee Plan or any material
                                   benefit arrangement (whether or not written) of the Seller that is not a Seller Employee
                                   Plan, including (i) any employment or
                                   consulting agreement, (ii) any arrangement providing for insurance coverage or workers' compensation benefits, (iii) any incentive bonus or deferred bonus arrangement, (iv) any arrangement providing termination allowance, severance or similar benefits, (v) any equity compensation plan, (vi) any deferred compensation plan and (vii) any compensation policy and practice, in each case that is maintained by the Seller or any of its ERISA
                                   Affiliates covering any employees, former employees, directors or former directors of the Seller, and the beneficiaries of any of them.

Seller's 401(k) Plan               as defined in Section 4.11(c).

Semi-Annual Unaudited              as defined in Section 2.4(a).
Financial Statements

Shareholder                        as defined in the second recital to this
                                   Agreement.

Subsequent Monthly                 as defined in Section 4.7.
Financial Statements

Subsidiary                         a corporation or other Person in which a
                                   Person owns or controls, directly or
                                   indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

Tax Authority                      with respect to any Tax, the Governmental
                                   Authority that imposes that Tax, and the agency (if any) charged with the collection of that Tax for that Governmental Authority.

Tax Return                         a report, return, statement or other written
                                   information required to be supplied to a Tax
                                   Authority in connection with Taxes.

Taxes or Tax                       taxes, levies or other similar assessments,
                                   charges or fees (including estimated taxes, charges and fees), including income, corporation, add-on minimum, ad valorem, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, license, payroll, employment, severance, withholding, social security and franchise or other governmental taxes, imposed by the United States or a state, local or foreign government (or subdivision or agency of any of these), and also including interest and penalties attributable to these payments, and additions to them.

Transfer Taxes                     as defined in Section 4.14(c).

Transferred Employees              as defined in Section 4.11(a).

Transferred Key Employees          as defined in Section 4.10(a).

Unaudited Financial Statements     as defined in Section 2.4(a).

          9.2 Other. The headings in this Agreement do not affect its interpretation. References to "includes" or "including" are deemed to be followed by "without limitation." Unless otherwise specified, references to a Section, Schedule or Exhibit mean a Section of, or Schedule or Exhibit to, this Agreement. A matter disclosed on a Schedule is deemed to be disclosed for all purposes of this Agreement to which that matter could reasonably relate, but will not extend the scope of the representations and warranties in this Agreement or imply that the matter is required to be disclosed for the purposes of this Agreement.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                        Seller:

                                        SOUTHERN PRIDE CATFISH COMPANY, INC.

                                        By: /s/ Joe T. Glover, Jr.
                                            ------------------------------------
                                            Name: Joe T. Glover, Jr.
                                            Title: President

                                        Shareholder:

                                        /s/ Joe T. Glover, Jr.
                                        ----------------------------------------
                                            Joe T. Glover, Jr.


                                        Buyer:

                                        SOUTHERN PRIDE CATFISH LLC

                                        By:  AMERICAN SEAFOODS GROUP LLC,
                                             its sole Member

                                        By:  AMERICAN SEAFOODS CONSOLIDATED LLC,
                                             its Managing Member

                                        By:  AMERICAN SEAFOODS HOLDINGS LLC,
                                             its sole Member

                                        By:  AMERICAN SEAFOODS, L.P.,
                                             its Managing Member

                                        By:  ASC MANAGEMENT, INC.,
                                             its General Partner

                                             By: /s/ Bernt O. Bodal
                                                 -------------------------------
                                                 Name: Bernt O. Bodal
                                                 Title:  President

                                        Trucking:

                                        SOUTHERN PRIDE CATFISH TRUCKING INC.

                                        By: /s/ Jeffrey W. Davis
                                            ------------------------------------
                                            Name: Jeffrey W. Davis
                                            Title: Vice President

                                        Buyer's Parent:

                                        AMERICAN SEAFOODS GROUP LLC

                                        By:  AMERICAN SEAFOODS CONSOLIDATED LLC,
                                             its Managing Member

                                        By:  AMERICAN SEAFOODS HOLDINGS LLC,
                                             its sole Member

                                        By:  AMERICAN SEAFOODS, L.P.,
                                             its Managing Member

                                        By:  ASC MANAGEMENT, INC.,
                                             its General Partner

                                             By: /s/ Bernt O. Bodal
                                                 -------------------------------
                                                 Name: Bernt O. Bodal
                                                 Title: President